UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Valhi, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240‑2697

April 6, 2017

To Our Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Valhi, Inc., which will be held on Thursday, May 25, 2017, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  The matters to be acted upon at the meeting are described in the attached notice of annual meeting of stockholders and proxy statement.
Whether or not you plan to attend the meeting, please cast your vote as instructed on your proxy card or notice of internet availability of proxy materials as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.  Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in our bylaws.
Sincerely,

Robert D. Graham
Chairman of the Board,
President and Chief Executive Officer

Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240‑2697

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2017

To the Stockholders of Valhi, Inc.:

The 2017 annual meeting of stockholders of Valhi, Inc. will be held on Thursday, May 25, 2017, at 10:00 a.m., local time, at our corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697, for the following purposes:
1.	to elect the six director nominees named in the proxy statement to serve until the 2018 annual meeting of stockholders;
2.	to approve, on a nonbinding advisory basis, our named executive officer compensation;
3.	to approve, on a nonbinding advisory basis, the preferred frequency for stockholders to consider approving executive compensation; and
4.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The close of business on March 27, 2017, has been set as the record date for the meeting.  Only holders of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting.  A complete list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any of our stockholders, for purposes related to the meeting, for a period of ten days prior to the meeting at our corporate offices.
You are cordially invited to attend the meeting.  Whether or not you plan to attend the meeting, please cast your vote as instructed on the proxy card or notice of internet availability of proxy materials as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.
By Order of the Board of Directors,
A. Andrew R. Louis, Secretary

Dallas, Texas
April 6, 2017

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on May 25, 2017.

The proxy statement and annual report to stockholders (including Valhi's Annual Report on Form 10-K for the fiscal year ended December 31, 2016) are available at www.valhi.info/investor.

TABLE OF CONTENTS
Page
TABLE OF CONTENTS
GLOSSARY OF TERMS
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
CONTROLLING STOCKHOLDER
SECURITY OWNERSHIP
Ownership of Valhi
Ownership of Related Companies
PROPOSAL 1: ELECTION OF DIRECTORS
Nominees for Director
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
Controlled Company Status, Director Independence and Committees
2016 Meetings and Standing Committees of the Board of Directors
Audit Committee
Management Development and Compensation Committee
Risk Oversight
Identifying and Evaluating Director Nominees
Leadership Structure of the Board of Directors and Independent Director Meetings
Stockholder Proposals and Director Nominations for the 2016 Annual Meeting of Stockholders
Communications with Directors
Compensation Committee Interlocks and Insider Participation
Code of Business Conduct and Ethics
Corporate Governance Guidelines
Availability of Corporate Governance Documents
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AND OTHER INFORMATION
Compensation Discussion and Analysis
Compensation Committee Report
Summary of Cash and Certain Other Compensation of Executive Officers
2016 Grants of Plan-Based Awards
No Outstanding Equity Awards at December 31, 2016
No Option Exercises or Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Director Compensation
Compensation Policies and Practices as They Relate to Risk Management
Compensation Consultants
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Related Party Transaction Policy
Relationships with Related Parties
Intercorporate Services Agreements
Risk Management Program
Tax Matters
Related Party Loans for Cash Management Purposes
Data Recovery Program
Guarantees Provided to Valhi by Affiliates and Related Items
Guarantees Provided by Valhi to Affiliates and Related Items
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS
Independent Registered Public Accounting Firm
Fees Paid to PricewaterhouseCoopers LLP
Preapproval Policies and Procedures
PROPOSAL 2:NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION
Background
Say-on-Pay Proposal
Effect of the Proposal
Vote Required
PROPOSAL 3:  NONBINDING ADVISORY PREFERRED FREQUENCY FOR STOCKHOLDERS TO CONSIDER APPROVING EXECUTIVE COMPENSATION
Background of this Proposal
Say-When-on-Pay Proposal
Effect of the Proposal
Vote Required
OTHER MATTERS
2016 ANNUAL REPORT ON FORM 10-K
STOCKHOLDERS SHARING THE SAME ADDRESS
REQUEST COPIES OF THE 2016 ANNUAL REPORT AND THIS PROXY STATEMENT

-i-

GLOSSARY OF TERMS
"BMI" means Basic Management, Inc., a land management company that is a subsidiary of Tremont.
"brokerage firm or other nominee" means a brokerage firm or other nominee such as a banking institution, custodian, trustee or fiduciary (other than our transfer agent, Computershare) through which a stockholder holds its shares of our common stock.
"broker/nominee non-vote" means a non-vote by a brokerage firm or other nominee for shares held for a client's account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client.
"Computershare" means Computershare Trust Company, N.A., our stock transfer agent and registrar.
"CompX" means CompX International Inc., one of our publicly held subsidiaries that manufactures security products and recreational marine components.
"Contran" means Contran Corporation, the parent corporation of our consolidated tax group.
"Dixie Rice" means Dixie Rice Agricultural L.L.C., one of our parent companies.
"EWI" means EWI RE, Inc., a reinsurance brokerage and risk management corporation wholly owned by NL.
"Family Trust" means the Harold C. Simmons Family Trust No. 2, of which Serena Simmons Connelly and Lisa K. Simmons are co-trustees.
"independent directors" means the following directors:  Thomas E. Barry,  Elisabeth C. Fisher, W. Hayden McIlroy and Mary A. Tidlund.
"ISA" means an intercorporate services agreement between Contran and a related company pursuant to which employees of Contran provide certain services, including executive officer services, to such related company on an annual fixed fee basis.
"Kronos Worldwide" means Kronos Worldwide, Inc., one of our publicly held subsidiaries that is an international manufacturer of titanium dioxide products.
"LandWell" means The LandWell Company L.P., a real estate development company that is a subsidiary of Tremont.
"named executive officer" means any person named in the 2016 Summary Compensation Table in this proxy statement.
"NL" means NL Industries, Inc., one of our publicly held subsidiaries that is a diversified holding company (i) of which CompX is a subsidiary and (ii) that holds a significant investment in Kronos Worldwide.
"NYSE" means the New York Stock Exchange.
"PCAOB" means the Public Company Accounting Oversight Board, a private sector, non-profit corporation that oversees auditors of U.S. public companies.
"PwC" means PricewaterhouseCoopers LLP, our independent registered public accounting firm.
"record date" means the close of business on March 27, 2017, the date our board of directors set for the determination of stockholders entitled to notice of and to vote at the 2016 annual meeting of our stockholders.
"RPT Policy" means the Valhi, Inc. Policy Regarding Related Party Transactions dated June 3, 2015.
 "Say-on-Pay" means the second proposal in this proxy statement for a nonbinding advisory vote for the consideration of our stockholders to approve the compensation of our named executive officers as such proposal is described and as such compensation is disclosed in this proxy statement.
"Say-When-on-Pay" means the third proposal in this proxy statement for a nonbinding advisory vote for the consideration of our stockholders on how often we should include a Say-on-Pay proposal in our proxy materials for future annual stockholder meetings as such proposal is described in this proxy statement.
"SEC" means the U.S. Securities and Exchange Commission.
"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.
"stockholder of record" means a stockholder of our common stock who holds shares in its name in certificate form or electronically with our transfer agent, Computershare.
"Tall Pines" means Tall Pines Insurance Company, an indirect wholly owned captive insurance subsidiary of ours.
 "Tremont" means Tremont LLC, one of our wholly owned subsidiaries.
"Valhi," "us," "we" or "our" means Valhi, Inc.
"VHC" means Valhi Holding Company, one of our parent corporations.
"WCS" means Waste Control Specialists LLC, an indirect privately held subsidiary of ours that is engaged in the waste management industry.
-ii-

Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240‑2697

PROXY STATEMENT

GENERAL INFORMATION
We are providing this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2017 annual meeting of stockholders to be held on Thursday, May 25, 2017, and at any adjournment or postponement of the meeting.  We are furnishing our proxy materials to holders of our common stock as of the close of business on March 27, 2017.  We began distributing a notice of internet availability of our proxy materials on or about April 6, 2017 to the holders of our common stock who hold their shares through a brokerage firm or other nominee (such as a banking institution, custodian, trustee or fiduciary) and not through our transfer agent, Computershare.  We will begin mailing our 2017 annual meeting materials to the record holders of our common stock (shares held in the stockholder's name in certificate form or electronically with Computershare, our transfer agent, and not through a brokerage firm or other nominee) on or about April 13, 2017.  Our mailed materials include:
•	the accompanying notice of the 2017 annual meeting of stockholders;
•	this proxy statement;
•	our 2016 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and
•
the proxy card (or voting instruction form if you hold your shares through a brokerage firm or other nominee and not in your name in certificate form or electronically with our transfer agent, Computershare).

We are furnishing our 2016 annual report to all of our stockholders entitled to vote at the 2017 annual meeting.  We are not incorporating the 2016 annual report into this proxy statement, and you should not consider the annual report as proxy solicitation material.  The accompanying notice of annual meeting of stockholders sets forth the time, place and purposes of the meeting.  Our principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240‑2697.
Please refer to the Glossary of Terms on page ii for the definitions of certain terms used in this proxy statement.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	What is the purpose of the annual meeting?
A:	At the annual meeting, stockholders will vote on the following, as described in this proxy statement:
•	Proposal 1 – the election of the six director nominees named in this proxy statement;
•	Proposal 2 –the adoption of a nonbinding advisory resolution that approves the named executive officer compensation described in this proxy statement (Say-on-Pay); and
•	Proposal 3 – the approval, on a nonbinding advisory basis, of the preferred frequency stockholders will consider approving executive compensation (Say-When-on-Pay).
In addition, stockholders will vote on any other matter that may properly come before the meeting.

Q:	How does the board recommend that I vote?
A:	The board of directors recommends that you vote FOR:
•	the election of each of the nominees for director named in this proxy statement;
•	the approval and adoption of proposal 2 (Say-on-Pay); and
•	as set forth in proposal 3 (Say-When-on-Pay), the approval of an annual Say-on-Pay, as compared to every other year or every three years.
Q: Who is allowed to vote at the annual meeting?
A:
The board of directors has set the close of business on March 27, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.  Only holders of our common stock as of the close of business on the record date are entitled to vote at the meeting.  On the record date, 339,158,949 shares of our common stock were issued and outstanding.  Each share of our common stock entitles its holder to one vote.

Q:	If I hold my shares through a brokerage firm or other nominee, why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?
A:
We are using the SEC notice and access rules to furnish proxy materials over the internet to our stockholders who hold our common stock through a brokerage firm or other nominee.  If you hold your shares through a brokerage firm or other nominee, you can find instructions on how to access and review the proxy materials, and how to vote over the internet, on the notice of internet availability of proxy materials that you received.  The notice also contains instructions on how you can receive a paper copy of this proxy statement, our 2016 Annual Report to Stockholders and a voting instruction form.

Q:	If I hold my shares through a brokerage firm or other nominee, how may I vote in person at the annual meeting?
A:
If you wish to vote in person at the annual meeting, you will need to follow the instructions on your notice of internet availability of proxy materials on how to obtain the appropriate documents to vote in person at the meeting.

Q:	How do I vote if I am a stockholder of record?
A:
If you hold shares of our common stock in your name in certificate form or electronically with our transfer agent, Computershare, and not through a brokerage firm or other nominee, you are a stockholder of record.  As a stockholder of record, you may:

•	vote over the internet at www.investorvote.com/VHI;
•	vote by telephone using the voting procedures set forth on your proxy card;
•	instruct the agents named on your proxy card how to vote your shares by completing, signing and mailing the enclosed proxy card in the envelope provided; or
•	vote in person at the annual meeting.
Q:
What are the consequences if I am a stockholder of record and I execute my proxy card but do not indicate how I would like my shares voted for one or more of the director nominees named in this proxy statement or proposal 2 or proposal 3?

A:
If you are a stockholder of record (shares held in the stockholder's name in certificate form or electronically with Computershare, our transfer agent, and not through a brokerage firm or other nominee), the agents named on your proxy card will vote your shares on such uninstructed nominee or proposal as recommended by the board of directors in this proxy statement.

Q:	If I do not want to vote my shares in person at the annual meeting, how do I vote if my shares are held through a brokerage firm or other nominee?
A:
If your shares are held through a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to vote your shares.  In order to ensure your brokerage firm or other nominee votes your shares in the manner you would like, you must provide voting instructions to your brokerage firm or other nominee by the deadline provided in the materials you received from your brokerage firm or other nominee.

Brokerage firms or other nominees may not vote your shares on the election of a director nominee or proposal 2 or proposal 3 in the absence of your specific instructions as to how to vote.  We encourage you to provide instructions to your brokerage firm or other nominee regarding the voting of your shares.  If you do not instruct your brokerage firm or other nominee how to vote with respect to the election of a director nominee or proposal 2 or proposal 3, your brokerage firm or other nominee may not vote with respect to the election of such director nominee or on proposal 2 or on proposal 3 and your vote will be counted as a "broker/nominee non-vote."  "Broker/nominee non-votes" are non-votes by a brokerage firm or other nominee for shares held in a client's account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client. How we treat broker/nominee non-votes is separately described in each of the answers below regarding what constitutes a quorum and the requisite votes necessary to elect a director nominee or approve proposal 2 or proposal 3.
Q:	Who will count the votes?
A:
The board of directors has appointed Computershare, our transfer agent and registrar, to ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the meeting.

Q:	Is my vote confidential?
A:	Yes. All proxy cards, ballots or voting instructions delivered to Computershare will be kept confidential in accordance with our bylaws.
Q:	How do I change or revoke my proxy instructions if I am a stockholder of record?
A:	If you are a stockholder of record, you may change or revoke your proxy instructions in any of the following ways:
•	delivering to Computershare a written revocation;
•	submitting another proxy card bearing a later date;
•	changing your vote on www.investorvote.com/VHI;
•	using the telephone voting procedures set forth on your proxy card; or
•	voting in person at the annual meeting.
Q:	How do I change or revoke my voting instructions if my shares are held through a brokerage firm or other nominee?
A:
If your shares are held through a brokerage firm or other nominee, you must follow the instructions from your brokerage firm or other nominee on how to change or revoke your voting instructions or how to vote in person at the annual meeting.

Q:	What constitutes a quorum?
A:	A quorum is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting.

Shares that are voted "abstain" or "withheld" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.
As already discussed in the previous answer regarding how to vote shares held through a brokerage firm or other nominee, there are no proposals for the 2017 annual meeting that would allow a brokerage firm or nominee to vote uninstructed shares.  If a brokerage firm or other nominee receives no instruction for the election of any director nominee and proposal 2 and proposal 3, such uninstructed shares will be counted as not entitled to vote and are, therefore, not considered for purposes of determining whether a quorum is present at the annual meeting.  If a brokerage firm or other nominee receives instructions on the election of any director nominee or proposal 2 or proposal 3, such instructed shares will be counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting.
VHC directly held approximately 92.6% of the outstanding shares of our common stock as of the record date.  VHC has indicated its intention to have its shares of our common stock represented at the meeting.  If VHC attends the meeting in person or by proxy, the meeting will have a quorum present.
Q:	Assuming a quorum is present, what vote is required to elect a director nominee?
A:
A plurality of affirmative votes of the holders of our outstanding shares of common stock represented and entitled to vote at the meeting is necessary to elect each director nominee.  You may indicate on your proxy card or in your voting instructions that you desire to withhold authority to vote for any of the director nominees.  Since director nominees need only receive a plurality of affirmative votes from the holders represented and entitled to vote at the meeting to be elected, a vote withheld or a broker/nominee non-vote regarding a particular nominee will not affect the election of such director nominee.

VHC has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement.  If VHC attends the meeting in person or by proxy and votes as indicated, the stockholders will elect all of the nominees named in this proxy statement to the board of directors.
Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 2 (Say-on-Pay)?
A:
The stockholder resolution contained in this proposal provides that the nonbinding affirmative vote of the holders of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.  Broker/nominee non-votes will not be counted as entitled to vote and will have no effect on this proposal.

VHC has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR this nonbinding advisory proposal.  If VHC attends the meeting in person or by proxy and votes as indicated, the stockholders will, by a nonbinding advisory vote, approve this proposal.
Q:	Assuming a quorum is present, what vote is required to adopt and approve proposal 3 (Say-When-on-Pay)?
A:
Because there are multiple choices and this proposal is a nonbinding advisory vote, there is no minimum requisite vote under our certificate of incorporation, our bylaws or Delaware law to approve a certain frequency of future Say-on-Pay proposals.  Accordingly, if you indicate on the proxy card that you approve one of the options other than abstain, we will deem that you consent that a plurality of the affirmative votes will determine the preferred frequency of future Say-on-Pay proposals, subject to the right of our board of directors to decide that it is in the best interests of us and our stockholders to hold a nonbinding advisory vote more or less frequently than the option our stockholders choose by a plurality of the affirmative votes.  Since this proposal needs only receive the plurality of affirmative votes from the holders represented and entitled to vote at the meeting to approve the preferred frequency of future Say-on-Pay proposals, a vote against, an abstention or a broker/nominee non-vote on this proposal will have no effect on the outcome of this proposal.

VHC has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR an annual nonbinding advisory vote on our named executive officer compensation.  If VHC attends the meeting in person or by proxy and votes as indicated, the stockholders will, by a nonbinding advisory vote, approve an annual nonbinding advisory vote on our named executive officer compensation.
Q:	Assuming a quorum is present, what vote is required to approve any other matter to come before the meeting?
A:
Except as applicable laws may otherwise provide, the approval of any other matter that may properly come before the meeting will require the affirmative votes of the holders of the majority of the outstanding shares represented and entitled to vote at the meeting.  Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

Q:	If I am a stockholder of record, how will the agents named on my proxy card vote on any other matter to come before the meeting?
A:
If you are a stockholder of record and to the extent allowed by applicable law, the agents named on your proxy card will vote in their discretion on any other matter that may properly come before the meeting.

Q:	Who will pay for the cost of soliciting the proxies?
A:
We will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders.  In addition to the solicitation by mail, our directors, officers and regular employees may solicit proxies by telephone or in person for which such persons will receive no additional compensation.  Upon request, we will reimburse brokerage firms or other nominees for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that hold such stock in accounts with such entities.

CONTROLLING STOCKHOLDER
VHC is the direct holder of approximately 92.6% of the outstanding shares of our common stock as of the record date.  VHC has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the election of each of the director nominees named in this proxy statement, FOR proposal 2 (Say-on-Pay) and, with respect to proposal 3, approve an annual Say-on-Pay (Say-When-on-Pay), as compared to every other year or every three years.  If VHC attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will elect all of the nominees named in this proxy statement to the board of directors, will approve proposal 2 and, with respect to proposal 3, approve an annual Say-on-Pay.
SECURITY OWNERSHIP
Ownership of Valhi.  The following table and footnotes set forth as of the record date the beneficial ownership, as defined by regulations of the SEC, of our common stock held by each individual, entity or group known to us to own beneficially more than 5% of the outstanding shares of our common stock, each of our current directors, each of the named executive officers (which include two former executive officers) and all of our current directors and executive officers as a group.  See footnote 3 below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of our common stock.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.
	Valhi Common Stock (1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (2)

5% Stockholders

Harold C. Simmons Family Trust No. 2; Lisa K. Simmons and Serena Simmons Connelly as co-trustees	314,033,148	(3)(4)	92.6%

Serena Simmons Connelly	56,136	(3)	*

Directors and Named Executive Officers

Thomas E. Barry	53,500	(5)	*
Loretta J. Feehan	5,000	(5)	*
Elisabeth C. Fisher	2,000	(5)	-0-
Robert D. Graham	2,000	(5)	-0-
W. Hayden McIlroy	28,500	(5)(6)	*
Mary A. Tidlund	2,000	(5)	-0-

Kelly D. Luttmer	-0-	(5)	-0-
Andrew B. Nace	-0-	(5)	*
Bobby D. O'Brien	5,000	(5)(7)	*
Gregory M. Swalwell	3,498	(5)	*
Steven L. Watson	93,238	(5)(7)	*

Current directors and executive officers as a group (17 persons)	96,498	(5)	*

*             Less than 1%.
(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose.  Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.  The business address for each listed person or entity is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

(2)
The percentages set forth above and in the following footnotes are based on 339,158,949 shares of our common stock outstanding as of the record date.  NL (including a wholly owned subsidiary of NL) and Kronos Worldwide own 14,372,970 shares and 1,724,916 shares, respectively, of our common stock.  Since NL and Kronos Worldwide are majority owned subsidiaries of ours, pursuant to Delaware law we treat the shares of our common stock that NL and Kronos Worldwide own as treasury stock for voting purposes.  Pursuant to Section 13(d)(4) of the Securities Exchange Act, such shares are not deemed outstanding for the purposes of calculating the percentage ownership of the outstanding shares of our common stock as of the record date in this proxy statement.

(3)	The following is a description of certain related entities or persons that may be deemed to beneficially own outstanding shares of our common stock.
All of Contran's outstanding voting stock is held by the Family Trust or is held directly by Lisa K. Simmons and Serena Simmons Connelly or entities related to them.  As co-trustees of the Family Trust, each of Ms. Simmons and Ms. Connelly has the shared power to vote and direct the disposition of the shares of Contran stock held by the Family Trust, and Ms. Simmons and Ms. Connelly each has the power to vote and direct the disposition of the shares held directly by them and the entities related to them.  Ms. Simmons and Ms. Connelly are sisters and also serve as the co-chairs of the board of directors of Contran.
Contran is the sole owner of 100% of our outstanding shares of non-voting preferred stock.  Contran is also the holder of the sole membership interest of Dixie Rice and may be deemed to control Dixie Rice.  Dixie Rice is the direct holder of 100% of the outstanding common stock of VHC and may be deemed to control VHC.
Ms. Simmons and Ms. Connelly directly hold, or are related to the following person or entities that directly hold, the following percentages of the outstanding shares of NL common stock:
Valhi	82.9%
Kronos Worldwide	Less than 1%
Serena Simmons Connelly	Less than 1%
Ms. Simmons and Ms. Connelly directly hold, or are related to the following entities that directly hold, the following percentages of the outstanding shares of Kronos Worldwide common stock:
Valhi	50.0%
NL	30.4%
Contran	Less than 1%
Serena Simmons Connelley	Less than 1%
By virtue of the stock ownership in each of VHC, Dixie Rice and Contran, the role of Ms. Simmons and Ms. Connelly as co-trustees of the Family Trust, Ms. Simmons and Ms. Connelly being beneficiaries of the Family Trust, the direct holdings of Contran voting stock by each of Ms. Simmons and Ms. Connelly and entities related to them, and the positions as co-chairs of the Contran board by each of Ms. Simmons and Ms. Connelly, in each case as described above:
•	Ms. Simmons and Ms. Connelly may be deemed to control the Family Trust;
•	Ms. Simmons and Ms. Connelly may be deemed to control each of Contran, Dixie Rice, VHC, NL, Kronos Worldwide, CompX and us; and
•
Ms. Simmons and Ms. Connelly, Contran, Dixie Rice, VHC, NL and Kronos Worldwide and we may be deemed to possess indirect beneficial ownership of shares of common stock directly held by such entities, including any shares of our common stock.

Except for the 56,136 shares of our common stock she holds directly or through a trust for which she is sole trustee and sole beneficiary, Ms. Connelly disclaims beneficial ownership of all shares of our common stock, except to the extent of her pecuniary interest in such shares, if any. Ms. Simmons disclaims beneficial ownership of all shares of our common stock except to the extent of her pecuniary interest in such shares, if any.
(4)	The shares attributable to the Family Trust and co-trustees consist of the 314,033,148 shares of our common stock held directly by VHC.
(5)	Each of our directors or executive officers disclaims beneficial ownership of any shares of our common stock, except to the extent he or she has a pecuniary interest in such shares, if any.
(6)	A family partnership of which Mr. McIlroy is a general partner holds 26,500 of these shares in a margin account at a brokerage firm.
(7)	Stock ownership information for Mr. O'Brien and Mr. Watson is as of January 20, 2017 and May 26, 2016, respectively, the last day on which they served as one of our executive officers.

We understand that Contran and related entities or persons may consider acquiring or disposing of shares of our common stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of our common stock in the market, an assessment of our business and prospects, financial and stock market conditions and other factors deemed relevant by such entities.  We may similarly consider acquisitions of shares of our common stock and acquisitions or dispositions of securities issued by related entities.
Ownership of Related Companies.  Some of our directors and executive officers own equity securities of certain companies related to us.
Ownership of Kronos Worldwide and NL.  The following table and footnotes set forth the beneficial ownership, as of the record date, of the shares of Kronos Worldwide and NL common stock held by each of our current directors, each of the named executive officers (which include two former executive officers) and all of our current directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.
	Kronos Worldwide Common Stock			NL Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(2)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)(3)

Thomas E. Barry	-0-	(4)	-0-	-0-	(4)	-0-
Loretta J. Feehan	5,500	(4)	*	5,000	(4)	*
Elisabeth C. Fisher	-0-	(4)	-0-	-0-	(4)	-0-
Robert D. Graham	-0-	(4)	-0-	5,000	(4)	*
W. Hayden McIlroy	-0-	(4)	-0-	-0-	(4)	-0-
Mary A. Tidlund	-0-	(4)	-0-	-0-	(4)	-0-

Kelly D. Luttmer	-0-	(4)	-0-	-0-	(4)	-0-
Andrew B. Nace	464	(4)	*	-0-	(4)	-0-
Bobby D. O'Brien	19,582	(4)(5)	*	-0-	(4)(5)	-0-
Gregory M. Swalwell	-0-	(4)	-0-	-0-	(4)	-0-
Steven L. Watson	669,381	(4)(5)	*	22,500	(4)(5)	*

Current directors and executive officers as a group (17 persons)	12,464	(4)	*	10,000	(4)	*

* Less than 1%.
(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose.  Except as otherwise noted, the listed individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.

(2)	The percentages are based on 115,894,098 shares of Kronos Worldwide common stock outstanding as of the record date.
(3)	The percentages are based on 48,705,884 shares of NL common stock outstanding as of the record date.
(4)
Each of our directors or executive officers disclaims beneficial ownership of any shares of Kronos Worldwide or NL common stock, except to the extent he or she has a pecuniary interest in such shares, if any.

(5)	Stock ownership information for Mr. O'Brien and Mr. Watson is as of January 20, 2017 and May 26, 2016, respectively, the last day on which they served as one of our executive officers.

Ownership of CompX.  The following table and footnotes set forth the beneficial ownership, as of the record date, of the CompX class A common stock held by each of our directors, each named executive officer (which include two former executive officers) and all of our current directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.
	CompX Class A Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)

Thomas E. Barry	1,000	(2)	-0-
Loretta J. Feehan	3,000	(2)	*
Elisabeth C. Fisher	1,000	(2)	-0-
Robert D. Graham	-0-	(2)	-0-
W. Hayden McIlroy	-0-	(2)	-0-
Mary A. Tidlund	1,000	(2)	-0-

Kelly D. Luttmer	200	(2)	*
Andrew B. Nace	-0-	(2)	*
Bobby D. O'Brien	3,300	(2)(3)	*
Gregory M. Swalwell	-0-	(2)	-0-
Steven L. Watson	18,000	(2)(3)	*

Current directors and executive officers as a group (17 persons)	6,200	(2)	*

* Less than 1%.
(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose.  Except as otherwise noted, the listed individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names.  The percentages are based on 2,419,107 shares of CompX class A common stock outstanding as of the record date.

NL directly owns all of the 10 million outstanding shares of CompX class B common stock.  Each share of CompX class B common stock entitles the holder to one vote on all matters except the election of directors, on which each share is entitled to ten votes.  In certain instances, shares of CompX class B common stock are automatically convertible into shares of CompX class A common stock.  NL directly holds approximately 86.7% of the combined voting power of the outstanding shares of CompX class A and B common stock (approximately 98.4% for the election of directors).  All of our directors and executive officers as a group do not own more than 1% of our combined class A and class B common stock.
(2)
Each of our directors or executive officers disclaims beneficial ownership of any shares of CompX class A or B common stock, except to the extent he or she has a pecuniary interest in such shares, if any.

(3)	Stock ownership information for Mr. O'Brien and Mr. Watson is as of January 20, 2017 and May 26, 2016, respectively, the last day on which they served as one of our executive officers.

PROPOSAL 1
ELECTION OF DIRECTORS
Our bylaws provide that the board of directors shall consist of one or more members as determined by our board of directors or stockholders.  The board of directors has currently set the number of directors at six and recommends the six director nominees named in this proxy statement for election at our 2017 annual stockholder meeting.  The directors elected at the meeting will hold office until our 2018 annual stockholder meeting and until their successors are duly elected and qualified or their earlier removal or resignation.
All of the nominees are currently members of our board of directors whose terms will expire at the 2017 annual meeting.  All of the nominees have agreed to serve if elected.  If any nominee is not available for election at the meeting, your shares will be voted FOR an alternate nominee to be selected by the board of directors, unless you withhold authority to vote for such unavailable nominee.  The board of directors believes that all of its nominees will be available for election at the meeting and will serve if elected.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.
Nominees for Director.  All of our nominees have extensive senior management and policy-making experience or significant accounting experience.  Each of our independent directors is financially literate.  The board of directors considered each nominee's specific business experiences described in the biographical information provided below in determining whether to nominate him for election as a director.
Thomas E. Barry, age 73, has served on our board of directors since 2000.  Dr. Barry has held the position of professor of marketing in the Edwin L. Cox School of Business at Southern Methodist University since 1970.  He also served the university as vice president for executive affairs from 1995 to 2015.  He has served as a director and a member of the audit committee of CompX since March 2016 and as a member of its management development and compensation committee since May 2016.  He is chairman of our audit committee and management development and compensation committees.

Dr. Barry has over 16 years of experience on our board of directors, audit committee and management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from a large, non-profit, private educational institution for which he currently serves and from a former publicly held corporation affiliated with us, which was publicly held at the time he served as one of its directors.

Loretta J. Feehan, age 61, has served as a director of us, CompX, Kronos Worldwide and NL since 2014.  She is a certified public accountant who consults on financial and tax matters.  She served as a tax partner with Deloitte and Touche LLP in the Denver office until 1992 primarily serving corporate clients.  She now has her own consulting practice serving a variety of businesses and individual clients.  Ms. Feehan also teaches continuing education courses to tax practitioners around the country. Ms. Feehan has been a financial advisor to Serena Simmons Connelly and Lisa K. Simmons since prior to 2012.

Ms. Feehan has three years of experience as a director of us, CompX, Kronos Worldwide and NL.  She also has over 39 years of financial and tax accounting and auditing experience, certain years of which were as a partner of one the largest international accounting firms.

Elisabeth C. Fisher, age 60, has served on our board of directors since March 2016.  Ms. Fisher is currently a private investor and retired from Deloitte & Touche LLP in 2013 after 11 years as a partner in their Houston office in which she served in various capacities with the public accounting firm.  Among other positions, she served as partner in charge of their Mid-America region real estate practice, served on their real estate services executive committee and was a technical resource to numerous national clients with respect to environmental accounting and auditing issues.  Prior to joining Deloitte & Touche, Ms. Fisher spent 22 years with Arthur Andersen LLP, including 9 years as a partner.  Ms. Fisher's clients included companies in the real estate, construction, hospitality and leisure, manufacturing and waste management industries, and she has extensive experience with public company regulatory requirements.  Ms. Fisher has served as a director and on the audit committee of CompX since March 2016.  She is a member of our audit committee.

Ms. Fisher has over 34 years of financial and auditing experience, certain years of which were as a partner of one the largest international accounting firms.

Robert D. Graham, age 61, has served on our board of directors since May 2016, as our chairman of the board and chief executive officer since January 2017, and as our president since May 2016.  He previously served as our executive vice president from 2014 to May 2016, as our chief legal officer from 2015 to January 2017, and as our vice president from 2003 to 2014.  He currently serves as chairman of the board, president and chief executive officer of NL and Kronos Worldwide, as chairman of the board of CompX, and as president and chief legal officer of Contran.  He has served as a director of Contran, Kronos Worldwide and CompX since May 2016, and as a director of NL since 2014.  Mr. Graham has served with various companies related to us and Contran since 2002.

Mr. Graham has extensive experience with our business.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience with us and from other publicly and privately held entities related to us for which he currently serves or formerly served.
W. Hayden McIlroy, age 77, has served on our board of directors since 2003.  He is a private investor, primarily in real estate.  From 1975 to 1986, Mr. McIlroy was the owner and chief executive officer of McIlroy Bank and Trust in Fayetteville, Arkansas.  He also founded other businesses, primarily in the food and agricultural industries.  Mr. McIlroy is a member of our audit and management development and compensation committees.

Mr. McIlroy has over 13 years of experience on our board of directors, audit committee and management development and compensation committee.  He also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from a privately held bank and other privately held entities for which he formerly served.

Mary A. Tidlund, age 60, has served on our board of directors since March 2016, and she previously served on our board of directors from May 2014 to May 2015.  Ms. Tidlund has served as the president of The Mary A. Tidlund Charitable Foundation, a charitable organization that designs and funds sustainable development projects around the world, since she founded it in 1998.  From 1989 to 1995, she served as president and chief executive officer of Williston Wildcatters Oil Corporation, a former publicly traded oil exploration and service company.  Ms. Tidlund has served as a director and on the audit committee of CompX since March 2016.  She is a member of our audit committee.

Ms. Tidlund has two years of experience as a director of us, and one year of experience as a director of CompX. Ms. Tidlund also has senior executive, operating, corporate governance, finance and financial accounting oversight experience from a publicly traded oil exploration and service company for which she formerly served.

EXECUTIVE OFFICERS
Set forth below is certain information relating to our executive officers.  Each executive officer serves at the pleasure of the board of directors.  Biographical information with respect to Robert D. Graham is set forth under the Nominees for Director subsection above.
Name	Age	Position(s)
Robert D. Graham	61	Chairman of the Board, President and Chief Executive Officer
Kelly D. Luttmer	53	Executive Vice President and Chief Tax Officer
Gregory M. Swalwell	60	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Andrew B. Nace	52	Executive Vice President and General Counsel
Courtney J. Riley	51	Executive Vice President, Environmental Affairs
James W. Brown	60	Vice President, Business Planning and Strategic Initiatives
Steve S. Eaton	58	Vice President and Director of Internal Control over Financial Reporting
Janet G. Keckeisen	61	Vice President, Corporate Strategy and Investor Relations
A. Andrew R. Louis	56	Vice President, Secretary and Associate General Counsel
Amy Allbach Samford	42	Vice President and Controller
John A. St. Wrba	60	Vice President and Treasurer
John A. Sunny	54	Vice President, Information Technology

Kelly D. Luttmer has served as our executive vice president since 2014, and as our chief tax officer since 2015. She served as our global tax director from 2011 to 2015, as our tax director from 1998 to 2011, and as our vice president from 2005 to 2014.  She currently serves as executive vice president and chief tax officer of Kronos Worldwide, NL, CompX and Contran.  Ms. Luttmer has served in tax accounting positions (including officer positions) with various companies related to us and Contran since 1989.

Gregory M. Swalwell has served as our chief financial officer since May 2016, as our chief accounting officer since November 2015, and as our executive vice president since 2014.  He previously served as our controller from 1999 to May 2016, and as our vice president from 1999 to 2014.  He currently serves as executive vice president and chief financial officer of NL and Kronos Worldwide, as executive vice president of CompX, and as executive vice president, chief financial officer and chief accounting officer of Contran.  Mr. Swalwell has served in various accounting and financial positions (including officer positions) with Contran and various other companies related to us since 1988.

Andrew B. Nace has served as our executive vice president since January 2017, and as our general counsel since 2013.  He previously served as our senior vice president from 2015 to January 2017, and as our vice president from 2013 to 2015.  He currently serves as vice president of CompX, as executive vice president of NL and Kronos Worldwide, and as executive vice president and general counsel of Contran.  Mr. Nace has served as legal counsel (including officer positions) to companies related to us and Contran since 2003.

James W. Brown has served as our vice president, business planning and strategic initiatives since 2013.  He currently serves as vice president, chief financial officer and controller of CompX.  Mr. Brown has served in accounting and financial positions (including officer positions) with various companies related to us and Contran since 2003.
Steven S. Eaton has served as our vice president and director of internal control over financial reporting since May 2015.  He currently serves as vice president and director of internal control over financial reporting for CompX, Kronos Worldwide and NL.  Mr. Eaton has served in internal audit positions (including officer positions) with various companies related to us and Contran since 2006.
Janet G. Keckeisen has served as our vice president, corporate strategy and investor relations since 2013.  She served as our vice president, investor relations from prior to 2012 to 2013.  She currently serves as vice president - corporate strategy and investor relations of Kronos Worldwide.  Ms. Keckeisen has served in accounting and financial positions (including officer positions) with various companies related to us and Contran since 2007.

A. Andrew R. Louis has served as our vice president since 2011 and as our secretary since 1998.  He currently serves as vice president and secretary of CompX, Kronos Worldwide and NL and as secretary of Contran.  He has served as legal counsel (including officer positions) of various companies related to us and Contran since 1995.
Courtney J. Riley has served as our executive vice president, environmental affairs since January 2017.  She previously served as our vice president, environmental affairs from 2015 to January 2017.  She currently serves as executive vice president, environmental affairs and general counsel of NL, as executive vice president, environmental affairs of Kronos Worldwide, and as senior vice president, environmental affairs of Contran.  Ms. Riley has served as legal counsel to and in environmental positions (including officer positions) with various companies related to us and Contran since 2009.

Amy Allbach Samford has served as our vice president and controller since 2016.  She currently serves as vice president and controller of NL and Contran.  Ms. Samford has served in various accounting and financial positions (including officer positions) in various companies related to us and Contran since 2006.

John A. St. Wrba has served as our vice president and treasurer since 2005.  He currently serves as vice president and treasurer of CompX, Contran, Kronos Worldwide and NL.  Mr. St. Wrba has served in treasury positions (including officer positions) with various companies related to us and Contran since 2004.

John A. Sunny has served as our vice president, information technology since November 2015.  He currently serves as Kronos Worldwide's vice president and chief information officer and as Contran's vice president, information technology.  Mr. Sunny has served in information technology positions (including officer positions) with various companies related to us and Contran since 2003.

CORPORATE GOVERNANCE
Controlled Company Status, Director Independence and Committees.  Because of VHC's ownership of approximately 92.6% of the outstanding shares of our common stock, we are considered a controlled company under the listing standards of the NYSE.  Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominations or corporate governance committees or charters for these committees.  We have chosen not to have an independent nominations or corporate governance committee or charters for these committees.  Our board of directors believes that the full board of directors best represents the interests of all of our stockholders and that it is appropriate for all matters that would otherwise be considered by a nominations, corporate governance or risk oversight committee to be considered and acted upon by the full board of directors.  Applying the NYSE director independence standards without any additional categorical standards, our board of directors has determined that Thomas E. Barry, Elisabeth C. Fisher, W. Hayden McIlroy and Mary A. Tidlund are independent and have no material relationship with us other than serving as our directors.  While the members of our management development and compensation committee currently satisfy the independence requirements of the NYSE, we have chosen not to satisfy all of the NYSE corporate governance standards for a compensation committee, including not having a charter for our management development and compensation committee.
2016 Meetings and Standing Committees of the Board of Directors.  The board of directors held five meetings in 2016.  Each of our incumbent directors attended all of the board meetings and meetings of the committees on which he or she served that were held while he or she was in office during 2016.  It is expected that each director nominee will attend our 2017 annual meeting of stockholders, which is held immediately before the annual meeting of the board of directors.  All seven of the directors who were elected at our 2016 annual stockholder meeting attended such meeting.
The board of directors has established and delegated authority to two standing committees, which are described below.  The board of directors is expected to elect the members of the standing committees at the board of directors annual meeting immediately following the annual stockholder meeting.  The board of directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.
Audit Committee.  Our audit committee assists with the board of directors' oversight responsibilities relating to our financial accounting and reporting processes and auditing processes.  The purpose, authority, resources and responsibilities of our audit committee are more specifically set forth in its charter.  Applying the requirements of the NYSE corporate governance standards (without additional categorical standards) and SEC regulations, as applicable, the board of directors has previously determined that:
•	each member of our audit committee is independent, financially literate and has no material relationship with us other than serving as our director; and
•	Ms. Elisabeth C. Fisher is an "audit committee financial expert."
No member of our audit committee serves on more than three public company audit committees.  For further information on the role of our audit committee, see the Audit Committee Report in this proxy statement.  The current members of our audit committee are Thomas E. Barry (chairman), Elisabeth C. Fisher, W. Hayden McIlroy and Mary A. Tidlund.  Our audit committee held seven meetings in 2016.
Management Development and Compensation Committee.  The principal responsibilities of our management development and compensation committee are:
•	to recommend to the board of directors whether or not to approve any proposed charge to us or any of our privately held subsidiaries pursuant to an ISA with a related party;
•	to review, approve, administer and grant awards under our equity compensation plans; and
•	to review and administer such other compensation matters as the board of directors may direct from time to time.

As discussed above, the board of directors has determined that each member of our management development and compensation committee is independent by applying the NYSE director independence standards (without additional categorical standards).  The management development and compensation committee may delegate to its members or our officers any or all of its authority as it may choose subject to certain limitations of Delaware law on what duties directors may delegate.  The committee has not exercised this right of delegation.  With respect to the role of our executive officers in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis section of this proxy statement.  With respect to director cash compensation, our executive officers make recommendations on such compensation directly to our board of directors for its consideration without involving the management development and compensation committee.  The current members of our management development and compensation committee are Thomas E. Barry (chairman) and W. Hayden McIlroy.  Our management development and compensation committee held one meeting in 2016.
Risk Oversight.  Our board of directors oversees the actions we take in managing our material risks.  Our management is responsible for our day-to-day management of risk.  The board's oversight of our material risks is undertaken through, among other things, various reports and assessments that management presents to the board and the related board discussions.  The board has delegated some of its primary risk oversight to our audit committee and management development and compensation committee.  Our audit committee annually receives management's reports and assessments on, among other things, the risk of fraud, certain material business risks and a ranking of such material business risks and our insurance program.  The audit committee also receives reports from our independent registered public accounting firm regarding, among other things, financial risks and the risk of fraud.  Our management development and compensation committee receives management's assessments on the likelihood that our compensation policies and practices could have a material adverse effect on us, as more fully described in the Compensation Policies and Practices as They Relate to Risk Management section of this proxy statement.  The audit committee and management development and compensation committee report to the board of directors about their meetings. We believe the leadership structure of the board of directors is appropriate for our risk oversight.
Identifying and Evaluating Director Nominees.  Historically, our management has recommended director nominees to the board of directors.  As stated in our corporate governance guidelines:
•	our board of directors has no specific minimum qualifications for director nominees;
•
each nominee should possess the necessary business background, skills and expertise at the policy-making level and a willingness to devote the required time to the duties and responsibilities of membership on the board of directors; and

•
the board of directors believes that experience as our director is a valuable asset and that directors who have served on the board for an extended period of time are able to provide important insight into our current and future operations.

In identifying, evaluating and determining our director nominees, the board of directors follows such corporate governance guidelines.  The board also considers the nominee's ability to satisfy the need, if any, for required expertise on the board of directors or one of its committees.  While we do not have any policy regarding the diversity of our nominees, the board does consider diversity in the background, skills and expertise at the policy making level of our director nominees, and as a result our board believes our director nominees possess a diverse range of senior management experience that aids the board in fulfilling its responsibilities.  The board of directors believes its procedures for identifying and evaluating director nominees are appropriate for a controlled company under the NYSE corporate governance standards.
Leadership Structure of the Board of Directors and Independent Director Meetings.  Robert D. Graham serves as our chairman of the board, president and chief executive officer.  The board of directors believes our current leadership structure is appropriate for a controlled company under the NYSE corporate governance standards.  While there is no single organizational structure that is ideal in all circumstances, the board believes that our current leadership structure, in which the same individual serves as our chairman of the board and chief executive officer, reflects the established working relationship between him and our other executive officers regarding our businesses, and provides an appropriate breadth of experience and perspective that effectively facilitates the formulation of our long-term strategic direction and business plans.  In addition, the board of directors believes that since Mr. Graham and our other executive officers are employees of Contran, their respective service in their capacities is beneficial in providing strategic leadership for us since there is a commonality of interest that is closely aligned in building long-term stockholder value for all of our stockholders. We have in the past, and may in the future, have a leadership structure in which different individuals serve as our chairman of the board and as our chief executive officer.  In those instances, both individuals have been, or would be expected to be, employees or representatives of Contran.

Pursuant to our corporate governance guidelines, our independent directors are entitled to meet on a regular basis throughout the year, and will meet at least once annually, without the participation of our other directors who are not independent.  We are not required to have a lead independent director under the NYSE corporate governance standards.  While we do not have a lead independent director, the chairman of our audit committee presides at all of the meetings of our independent directors.  In 2016, we complied with the NYSE requirements for meetings of our independent directors.
Stockholder Proposals and Director Nominations for the 2018 Annual Meeting of Stockholders.  Stockholders may submit proposals on matters appropriate for stockholder action at our annual stockholder meetings, consistent with rules adopted by the SEC.  We must receive such proposals not later than December 7, 2017 to be considered for inclusion in the proxy statement and form of proxy card relating to our annual meeting of stockholders in 2018.  Our bylaws require that the proposal set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear in our records, the number of shares of our common stock the stockholder holds and any material interest the stockholder has in the proposal.
The board of directors will consider the director nominee recommendations of our stockholders in accordance with the process discussed above.  Our bylaws require that a nomination set forth the name and address of the nominating stockholder, a representation that the stockholder will be a stockholder of record entitled to vote at the annual stockholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a director if elected.
For proposals or director nominations to be brought at the 2018 annual meeting of stockholders but not included in the proxy statement for such meeting, our bylaws require that the proposal or nomination must be delivered or mailed to our principal executive offices in most cases no later than February 20, 2018.  Proposals and nominations should be addressed to our corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240‑2697.
Communications with Directors.  Stockholders and other interested parties who wish to communicate with the board of directors or its independent directors may do so through the following procedures.  Such communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to us may be sent to the attention of our corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697.  Provided that any such communication relates to our business or affairs and is within the function of our board of directors or its committees, and does not relate to insignificant or inappropriate matters, such communication, or a summary of such communication, will be forwarded to the chairman of our audit committee, who also serves as the presiding director of our independent director meetings.
Complaints or concerns regarding accounting, internal accounting controls and auditing matters, which may be made anonymously, should be sent to the attention of our general counsel with a copy to our chief financial officer at the same address as our corporate secretary.  These complaints or concerns will be forwarded to the chairman of our audit committee.  We will investigate and keep these complaints or concerns confidential and anonymous, to the extent feasible, subject to applicable law.  Information contained in such a complaint or concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

Compensation Committee Interlocks and Insider Participation.  During 2016, Thomas E. Barry and W. Hayden McIlroy (current members) and Norman S. Edelcup (former member) served on the management development and compensation committee.  No member of the committee:
•	was an officer or employee of ours during 2016 or any prior year;
•	had any related party relationships with us that requires disclosure under applicable SEC rules; or
•	had any interlock relationships under applicable SEC rules.
For 2016, no executive officer of ours had any interlock relationships within the scope of the intent of applicable SEC rules.  However, at certain times in 2016 each of Steven L. Watson and Bobby D. O'Brien (formerly executive officers of ours) and Robert D. Graham was an executive officer of ours and on the board of directors of Contran when concurrently also serving as one of our directors.
Code of Business Conduct and Ethics.  We have adopted a code of business conduct and ethics.  The code applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller.  Only the board of directors may amend the code.  Only our audit committee or other committee of the board of directors with specifically delegated authority may grant a waiver of this code.  We will disclose amendments to or waivers of the code as required by law and the applicable rules of the NYSE.
Corporate Governance Guidelines.  We have adopted corporate governance guidelines to assist the board of directors in exercising its responsibilities.  Among other things, the corporate governance guidelines provide for director qualifications, for independence standards and responsibilities, for approval procedures for ISAs and that our audit committee chairman preside at all meetings of the independent directors.
Availability of Corporate Governance Documents.  A copy of each of our audit committee charter, code of business conduct and ethics and corporate governance guidelines is available on our website at www.valhi.net under the corporate governance section.
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
 AND OTHER INFORMATION
Compensation Discussion and Analysis.  This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies for our named executive officers.  In each of the last three years, all of our named executive officers were employed by Contran and provided their services to us pursuant to our ISA with Contran.  Such individuals also provided services to CompX, Kronos Worldwide and NL under Contran's ISAs with those companies.
As defined in the Glossary of Terms at the beginning of this proxy statement, the phrase "named executive officers" refers to the six persons whose compensation is summarized in the 2016 Summary Compensation Table in this proxy statement.  Such phrase is not intended to refer, and does not refer, to all of our executive officers.
Nonbinding Advisory Stockholder Vote on Executive Officer Compensation.  For the 2016 annual meeting of stockholders, we submitted a nonbinding advisory proposal recommending the stockholders adopt a resolution approving the compensation of our named executive officers as disclosed in the 2016 proxy statement.  At the annual meeting, the resolution received the affirmative vote of 94.1% of the shares of our common stock eligible to vote at the annual meeting.  We considered the favorable result and determined not to make any material changes to our compensation practices.
Intercorporate Services Agreements.  We pay Contran a fee for services provided by Contran to us pursuant to our ISA with Contran, which fee was approved by our independent directors after receiving the recommendation of our management development and compensation committee and the concurrence of our chief financial officer.  Such services provided under this ISA included the services of our named executive officers, all of which as noted above were employed by Contran, and as a result a portion of the aggregate ISA fee we paid to Contran was paid for services provided to us by our named executive officers.  The nature of the duties of each of our named executive officers is consistent with the duties normally associated with the officer titles and positions such officer holds with us.  Pursuant to Contran's ISAs with CompX, Kronos Worldwide and NL, those companies also paid a fee to Contran for, among other things, the services our named executive officers provided to those companies, which fees were approved by the independent directors of those companies.

The charges under these ISAs reimburse Contran for its cost of employing the personnel who provide the services by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  The amount of the fee we paid for each year under these ISAs for a person who provided services to us represents, in management's view, the reasonable equivalent of "compensation" for such services.  See the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement for the aggregate amount we paid to Contran in 2016 under these ISAs.  Under the various ISAs among Contran and its subsidiaries and affiliates, we share the cost of the employment of our named executive officers with Contran and certain of its publicly and privately held subsidiaries.  For our named executive officers, the portion of the annual charge we paid for each of the last three years to Contran, as applicable, under these ISAs attributable to each of their services is set forth in footnote 2 to the 2016 Summary Compensation Table in this proxy statement.  As discussed further below, the amounts charged under the ISAs are dependent upon Contran's cost of employing or engaging the personnel who provide the services to us (including the services of our named executive officers) by allocating such cost to us based on the estimated percentage of time such personnel were expected to devote to us over the year.  The amount charged under the ISAs is not dependent upon our financial performance.
We believe the cost of the services received under our ISA with Contran, after considering the quality of the services received, is fair to us and is no less favorable to us than we could otherwise obtain from an unrelated third party for comparable services, based solely on our collective business judgment and experience without performing any independent market research.
In the early part of each year, Contran's management, including certain of our named executive officers, estimates the percentage of time that each Contran employee, including our named executive officers, is expected to devote in the upcoming year to Contran and its subsidiaries and affiliates, including us.  Contran's management then allocates Contran's cost of employing each of its employees among Contran and its various subsidiaries and affiliates based on such estimated percentages.  Contran's aggregate cost of employing each of its employees comprises:
•	the annualized base salary of such employee at the beginning of the year;
•
an estimate of the bonus Contran will pay or accrue for such employee (other than bonuses for specific matters) for the year, using as a reasonable approximation for such bonus the actual bonus that Contran paid or accrued for such employee in the prior year; and

•
Contran's portion of the social security and medicare taxes on such base salary and an estimated overhead factor (23% for each of 2016 and 2015 and 25% for 2014) applied to the base salary for the cost of medical and life insurance benefits, unemployment taxes, disability insurance, defined benefit and defined contribution plan benefits, professional education and licensing and costs of providing an office, equipment and supplies related to providing such services.

Contran's senior management subsequently made such adjustments to the details of the proposed ISA charge as they deemed necessary for accuracy, overall reasonableness and fairness to us.
In the first quarter of each year, the proposed charge for that year under our ISA with Contran was presented to our management development and compensation committee, and the committee considered whether to recommend that our board of directors approve the ISA charge.  Among other things during such presentation, the committee was informed of:
•	the quality of the services Contran provides to us, including the quality of the services our executive officers provide to us;
•	the comparison of the ISA charge and number of full-time equivalent employees reflected in the charge by department for the prior year and proposed for the current year;

•
the comparison of the prior year and proposed current year charges by department and in total and such amounts as a percentage of Contran's similarly calculated costs for its departments and in total for those years;

•	the comparison of the prior year and proposed current year average hourly rate; and
•	the concurrence of our chief financial officer as to the reasonableness of the proposed charge.
In determining whether to recommend that the board of directors approve the proposed ISA fee to be charged to us, the management development and compensation committee considers the three elements of Contran's cost of employing the personnel who provide services to us, including the cost of employing our named executive officers, in the aggregate and not individually.  After considering the information contained in such presentations, and following further discussion and review, our management development and compensation committee recommended that our board of directors approve the proposed ISA fee after concluding that:
•
the cost to employ the personnel necessary to provide the quality of the services provided by Contran would exceed the proposed aggregate fee to be charged by Contran to us under our ISA with Contran; and

•
the cost for such services would be no less favorable than could otherwise be obtained from an unrelated third party for comparable services in the committee's collective business judgment and experience, without performing any independent market research.

In reaching its recommendation, our management development and compensation committee did not review:
•
any ISA charge from Contran to any other publicly held parent or sister company, although such charge was separately reviewed by the management development and compensation committee of the applicable company; and

•	the compensation policies of Contran or the amount of time our named executive officers are expected to devote to us because:
o	each of our named executive officers provides services to many companies related to Contran, including Contran itself;
o	the fee we pay to Contran under our ISA with Contran each year does not represent all of Contran's cost of employing each of our named executive officers;
o	Contran and these other companies related to Contran absorb the remaining amount of Contran's cost of employing each of our named executive officers; and
o
the members of our management development and compensation committee consider the other factors discussed above in determining whether to recommend that the proposed ISA fee for each year be approved by the full board of directors.

Based on the recommendation of our management development and compensation committee, as well as the concurrence of our chief financial officer, our independent directors approved the proposed annual ISA charge effective January 1, 2016, with our other directors abstaining.
For financial reporting and income tax purposes, the ISA fee is expensed as incurred on a quarterly basis.  Section 162(m) of the Internal Revenue Code of 1986 generally disallows an income tax deduction to publicly held companies for non-performance based compensation over $1.0 million paid to the company's chief executive officer and four other most highly compensated executive officers.  Prior to 2017, the Contran ISA did not exceed $1.0 million for any individual's charge to a publicly held company under the ISA.  Accordingly, the deductibility by the company of the charge for income tax purposes was not limited under Section 162(m), if such section were to be deemed applicable as it relates to the ISA.  Beginning in 2017, the ISA may include charges in excess of $1.0 million, but Contran will absorb the impact of any such income tax deduction disallowance.

Director Fees, including Equity-Based Compensation.  We, CompX, Kronos Worldwide and NL, as applicable, each paid director fees in the form of cash and stock compensation to certain of our named executive officers who also served on our or their board of directors.  Other than these director fees, we did not pay any compensation directly to our named executive officers.  See the Director Compensation section of this proxy statement.
The 2016 Summary Compensation Table sets forth in footnote 2 the cash fees we, CompX, Kronos Worldwide and NL, as applicable, paid to each of Messrs. Graham, O'Brien and Watson for his director services.  The director fees paid to each of them are the quarterly director retainer fees and the fees for attending board meetings, as our named executive officers who also served on these boards of directors were not members of any board committee.  The cash director fees are not dependent upon the financial performance of any of these companies.
The 2016 Summary Compensation Table sets forth in footnote 3 the director stock grants we, CompX, Kronos Worldwide or NL, as applicable, paid to each of Messrs. Graham, O'Brien and Watson for his director services.  See the 2016 Grants of Plan-Based Awards section in this proxy statement for a discussion of these annual grants and the formula by which the stock awards are determined.  The stock grants Messrs. Graham, O'Brien and Watson received were pursuant to the same formula used for all directors.  The dollar amount of the stock awards appearing in the 2016 Summary Compensation Table represents the value recognized for financial statement reporting purposes of shares of common stock we, CompX, Kronos Worldwide or NL, as applicable, granted to each of Messrs. Graham, O'Brien and Watson for his director services.
Prior to 2014, we decided to forego the grant of any equity compensation other than annual awards of stock to our directors, as discussed above.  We also do not have any security ownership requirements or guidelines for our management or directors.  We do not currently anticipate any equity-based compensation will be granted in 2017, other than the annual grants of stock to our directors.
Compensation Committee Report.  The management development and compensation committee has reviewed with management the Compensation Discussion and Analysis section in this proxy statement.  Based on the committee's review and a discussion with management, the committee recommended to the board of directors that our compensation discussion and analysis be included in this proxy statement.  The following individuals, in the capacities indicated, hereby submit the foregoing report.
The members of our Management Development and Compensation Committee submit the foregoing report as of March 2, 2017.

Thomas E. Barry Chairman of our Management Development and Compensation Committee	W. Hayden McIlroy Member of our Management Development and Compensation Committee

Summary of Cash and Certain Other Compensation of Executive Officers.  The 2016 Summary Compensation Table below provides information concerning compensation we and our subsidiaries paid or accrued for services rendered during the last three years by the two former executive officers who each served as chief executive officer during a portion of 2016, our chief financial officer and each of the three other most highly compensated individuals (based on ISA charges to us and our subsidiaries) who were our executive officers at December 31, 2016.  All of our named executive officers were employees of Contran for the last three years and provided their services to us and our subsidiaries pursuant to our ISA with Contran.  For a discussion of this ISA, see the Intercorporate Services Agreements part of the Certain Relationships and Transactions section of this proxy statement.
2016 SUMMARY COMPENSATION TABLE (1)
Name and Principal Position	Year	Salary		Stock Awards		Total

Robert D. Graham	2016	$2,622,200	(2)	$9,380	(3)	$2,631,580
Chairman of the Board, President and	2015	2,073,700	(2)	11,040	(3)	2,084,740
Chief Executive Officer	2014	1,967,050	(2)	12,810	(3)	1,979,860

Gregory M. Swalwell	2016	2,325,100	(2)	-0-		2,325,100
Executive Vice President, Chief Financial Officer	2015	1,806,200	(2)	-0-		1,806,200
and Chief Accounting Officer	2014	1,626,900	(2)	-0-		1,626,900

Kelly D. Luttmer	2016	2,037,400	(2)	-0-		2,037,400
Executive Vice President and Chief Tax Officer	2015	1,709,700	(2)	-0-		1,709,700
	2014	1,585,700	(2)	-0-		1,585,700

Andrew B. Nace (4)	2016	1,311,900	(2)	-0-		1,311,900
Executive Vice President, General Counsel
and Assistant Secretary

Bobby D. O'Brien (5)	2016	2,683,500	(2)	24,095	(3)	2,707,595
Former Chairman of the Board and Chief	2015	2,091,800	(2)	33,570	(3)	2,125,370
Executive Officer	2014	1,921,700	(2)	34,175	(3)	1,955,875

Steven L. Watson (5)	2016	1,366,700	(2)	29,395	(3)	1,396,095
Former Chairman of the Board and Chief	2015	2,600,900	(2)	44,610	(3)	2,645,510
Executive Officer	2014	2,519,100	(2)	46,985	(3)	2,566,085

(1)	Certain non-applicable columns have been omitted from this table.
(2)
The amounts shown in the 2016 Summary Compensation Table as salary for each named executive officer include the portion of the fees we and our subsidiaries paid to Contran pursuant to certain ISAs with respect to the services such officer rendered to us and our subsidiaries.  The ISA charges disclosed for Contran employees who perform executive officer services to us and our subsidiaries are based on various factors described in the Compensation Discussion and Analysis section of this proxy statement.  Our management development and compensation committee considers the factors described in the Compensation Discussion and Analysis section of this proxy statement in determining whether to recommend that our board of directors approve the proposed aggregate ISA fee from Contran to us and our privately held subsidiaries.  As discussed in the Compensation Discussion and Analysis section of this proxy statement, our management development and compensation committee does not consider any ISA charge from Contran to any other publicly held sister company or subsidiary of ours, although such charge is separately reviewed by the management development and compensation committee of the applicable company.  The amounts shown in the table as salary for each of Messrs. Graham, O'Brien and Watson also include director cash compensation paid to each of them by us and our subsidiaries.  The components of salary shown in the 2016 Summary Compensation Table for each of our named executive officers are as follows.

	2014		2015	2016

Robert D. Graham
ISA Fees:
CompX	$ 79,000		$ 5,500	$ 88,900
Kronos Worldwide	379,200		393,400	533,200
NL	979,500		974,800	995,400
Valhi	505,600		590,000	930,200
Director Fees Earned or Paid in Cash:
CompX	-0-		-0-	14,500	(a)
Kronos Worldwide	-0-		-0-	14,500	(a)
NL	23,750	(a)	30,000	30,000
Valhi	-0-		-0-	15,500	(a)
	$ 1,967,050		$ 2,073,700	$ 2,622,200
Gregory M. Swalwell
ISA Fees:
CompX	$ 63,800		$ 70,600	$ 134,300
Kronos Worldwide	446,600		493,800	512,200
NL	510,400		564,400	707,500
Valhi	606,100		677,400	971,100
	$ 1,626,900		$ 1,806,200	$ 2,325,100
Kelly D. Luttmer
ISA Fees:
CompX	$ 106,200		$ 58,700	$ 60,900
Kronos Worldwide	729,800		807,200	837,000
NL	305,200		337,500	441,800
Valhi	444,500		506,300	697,700
	$ 1,585,700		$ 1,709,700	$ 2,037,400
Andrew B. Nace (b)
ISA Fees:
CompX				$ 222,400
Kronos Worldwide				44,200
NL				278,000
Valhi				767,300
				$ 1,311,900
Bobby D. O'Brien
ISA Fees:
CompX	$ 141,300		$ 161,900	$ 173,100
Kronos Worldwide	602,800		647,600	929,300
NL	292,000		334,600	480,100
Valhi	810,100		852,700	996,500
Director Fees Earned or Paid in Cash:
CompX	29,000		30,000	30,000
Kronos Worldwide	22,750	(a)	31,000	29,000
NL	-0-		-0-	15,500	(a)
Valhi	23,750	(a)	34,000	30,000
	$ 1,921,700		$ 2,091,800	$ 2,683,500
Steven L. Watson
ISA Fees:
CompX	$ 109,400		$ 122,300	$ 61,200	(c)
Kronos Worldwide	940,700		917,000	473,700	(c)
NL	606,100		672,400	351,500	(c)
Valhi	743,900		764,200	420,300	(c)
Director Fees Earned or Paid in Cash:
CompX	29,000		30,000	15,500	(c)
Kronos Worldwide	30,000		31,000	14,500	(c)
NL	30,000		30,000	14,500	(c)
Valhi	30,000		34,000	15,500	(c)
	$ 2,519,100		$ 2,600,900	$ 1,366,700	(c)

(a)
In February 2014, Mr. Graham was elected a director of NL, and in May 2016 he was elected as a director of CompX, Kronos Worldwide and Valhi.  In February 2014, Mr. O'Brien was elected a director of Kronos Worldwide and Valhi, and in May 2016 he was elected as a director of NL.  Accordingly, the director compensation for Messrs. Graham and O'Brien for the year in which they were initially elected to such director positions reflects that they did not serve for the entire year.

(b)	Mr. Nace is one of our named executive officers only for 2016.
(c)	Mr. Watson resigned as a director and officer of CompX, Kronos Worldwide, NL and Valhi in May 2016. Accordingly, the 2016 amounts reflect that he did not serve for the entire year.
(3)
Stock awards to these named executive officers in the last three years consisted of shares of CompX, Kronos Worldwide, NL or Valhi common stock these companies granted to Messrs. Graham, O'Brien and Watson, as applicable, for their services as directors of those corporations.  See the 2016 Grants of Plan-Based Awards Table below for more details regarding the 2016 grants.  The stock awards consisted of the following:

Shares of Common Stock	Date of Grant	Closing Price on Date of Grant	Grant Date Value of Shares of Common Stock

Robert D. Graham
2,000 shares of NL common stock	May 19, 2016	$2.65	$5,300
2,000 shares of Valhi common stock	May 26, 2016	$2.04	4,080
			$9,380

1,500 shares of NL common stock	May 21, 2015	$7.36	$11,040

1,500 shares of NL common stock	May 22, 2014	$8.54	$12,810

Bobby D. O'Brien
1,000 shares of CompX class A common stock	May 25, 2016	$11.60	$11,600
1,500 shares of Kronos Worldwide common stock	May 18, 2016	$5.61	8,415
2,000 shares of Valhi common stock	May 26, 2016	$2.04	4,080
			$24,095

1,000 shares of CompX class A common stock	May 27, 2015	$11.50	$11,500
1,000 shares of Kronos Worldwide common stock	May 20, 2015	$12.56	12,560
1,500 shares of Valhi common stock	May 28, 2015	$6.34	9,510
			$33,570

1,000 shares of CompX class A common stock	May 28, 2014	$10.95	$10,950
1,000 shares of Kronos Worldwide common stock	May 21, 2014	$14.72	14,720
1,500 shares of Valhi common stock	May 29, 2014	$5.67	8,505
			$34,175
Steven L. Watson
1,000 shares of CompX class A common stock	May 25, 2016	$11.60	$11,600
1,500 shares of Kronos Worldwide common stock	May 18, 2016	$5.61	8,415
2,000 shares of NL common stock	May 19, 2016	$2.65	5,300
2,000 shares of Valhi common stock	May 26, 2016	$2.04	4,080
			$29,395

1,000 shares of CompX class A common stock	May 27, 2015	$11.50	$11,500
1,000 shares of Kronos Worldwide common stock	May 20, 2015	$12.56	12,560
1,500 shares of NL common stock	May 21, 2015	$7.36	11,040
1,500 shares of Valhi common stock	May 28, 2015	$6.34	9,510
			$44,610

1,000 shares of CompX class A common stock	May 28, 2014	$10.95	$10,950
1,000 shares of Kronos Worldwide common stock	May 21, 2014	$14.72	14,720
1,500 shares of NL common stock	May 22, 2014	$8.54	12,810
1,500 shares of Valhi common stock	May 29, 2014	$5.67	8,505
			$46,985

We valued these stock awards at the closing price of a share of the common stock on the date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(4)	Mr. Nace is one of our named executive officers only for 2016.

(5)
Mr. Watson resigned as our Chairman of the Board and Chief Executive Officer in May 2016.  Following Mr. Watson's resignation, Mr. O'Brien, who at the time was serving as our President and Chief Financial Officer, was elected as our Chairman of the Board and Chief Executive Officer in May 2016.  Mr. O'Brien resigned as our Chairman of the Board and Chief Executive Officer in January 2017.

2016 Grants of Plan-Based Awards.  The following table sets forth details of the stock awards we and certain of our subsidiaries granted to certain of our named executive officers in 2016 for their services as directors of each corporation.  No other named executive officer received any plan-based awards from us or our subsidiaries in 2016.  Mr. Graham's elections to the board of directors of CompX and Kronos Worldwide, and Mr. O'Brien's election to the board of directors of NL, in May 2016 were after the date of the annual director stock grant for those companies.  Accordingly, they were not granted any shares of those companies in 2016.
2016 GRANTS OF PLAN-BASED AWARDS (1)
Name	Grant Date	Date of Approval (2)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards (2)

Robert D. Graham
NL common stock (3)	05/19/16	05/16/12	2,000	$ 5,300
Valhi common stock (4)	05/26/16	05/31/12	2,000	4,080
				$ 9,380
Bobby D. O'Brien
CompX Class A common stock (5)	05/25/16	05/30/12	1,000	$ 11,600
Kronos Worldwide common stock (6)	05/18/16	05/10/12	1,500	8,415
Valhi common stock (4)	05/26/16	05/31/12	2,000	4,080
				$ 24,095
Steven L. Watson
CompX Class A common stock (5)	05/25/16	05/30/12	1,000	$ 11,600
Kronos Worldwide common stock (6)	05/18/16	05/10/12	1,500	8,415
NL common stock (3)	05/19/16	05/16/12	2,000	5,300
Valhi common stock (4)	05/26/16	05/31/12	2,000	4,080
				$ 29,395

(1)	Certain non-applicable columns have been omitted from this table.
(2)
As preapproved by the respective management development and compensation committees of each of CompX, Kronos Worldwide, NL and us, each director elected on the day of each such issuer's annual stockholder meeting receives a grant of shares of such issuer's common stock as determined by the following formula based on the closing price of a share of the common stock on the date of such meeting.

Range of Closing Price Per Share on the Date of Grant	Shares of Common Stock to Be Granted
Under $5.00	2,000
$5.00 to $9.99	1,500
$10.00 to $20.00	1,000
Over $20.00	500
All of these shares are fully vested and tradable immediately on their date of grant, other than restrictions under applicable securities laws.  For the purposes of this table, we valued these stock awards at the closing price per share of the common stock on their date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.  The closing prices were:
Common Stock	Date of Grant	Closing Price on Date of Grant
CompX class A common stock	May 25, 2016	$11.60
Kronos Worldwide common stock	May 18, 2016	$5.61
NL common stock	May 19, 2016	$2.65
Valhi common stock	May 26, 2016	$2.04

(3)	Granted by NL pursuant to its 2012 Director Stock Plan.
(4)	Granted by us pursuant to our 2012 Director Stock Plan.
(5)	Granted by CompX pursuant to its 2012 Director Stock Plan.
(6)	Granted by Kronos Worldwide pursuant to its 2012 Director Stock Plan.
No Outstanding Equity Awards at December 31, 2016.  At December 31, 2016, none of our named executive officers held outstanding stock options to purchase shares of our common stock (or common stock of our parent or subsidiary companies), or held any equity incentive awards for such shares.
No Option Exercises or Stock Vested.  During 2016, no named executive officer exercised any stock options or held any stock subject to vesting restrictions.  For stock awards granted to Messrs. Graham, O'Brien and Watson in 2016 that had no vesting restrictions, see the 2016 Grants of Plan-Based Awards Table above.
Pension Benefits.  We do not have any defined benefit pension plans in which our named executive officers participate.
Nonqualified Deferred Compensation.  We do not owe any nonqualified deferred compensation to our named executive officers.
Director Compensation.  Our directors are entitled to receive compensation for their services as directors.  The table below reflects the annual rates of their retainers for 2016.
2016 Director Retainers

Each director	$25,000

Chairman of our audit committee and any member of our audit committee whom the board identified as an "audit committee financial expert" (provided that if one person served in both capacities only one such retainer was paid)	$45,000

Other members of our audit committee	$25,000

Members of our other committees	$5,000
Additionally, our directors receive a fee of $1,000 per day for attendance at meetings of the board of directors or its committees and an hourly rate (not to exceed $1,000 per day) for other services rendered on behalf of our board of directors or its committees.  If a director dies while serving on our board of directors, his or her designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect.  We reimburse our directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of our board of directors or its committees.

The following table provides information with respect to compensation certain of our directors earned for their 2016 director services provided to us.
2016 DIRECTOR COMPENSATION (1)
Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation	Total

Thomas E. Barry (4)	$78,000	$4,080	$ -0-	$82,080
Norman S. Edelcup (4)(5)	40,500	4,080	-0-	44,580
Loretta J. Feehan (4)	33,000	4,080	-0-	37,080
Elisabeth C. Fisher (4)	58,500	4,080	-0-	62,580
W. Hayden McIlroy	60,500	4,080	-0-	64,580
Mary A. Tidlund	40,500	4,080	-0-	44,580

(1)
Certain non-applicable columns have been omitted from this table.  For compensation certain of our named executive officers earned for serving as directors of us and our subsidiaries, see the 2016 Summary Compensation Table in this proxy statement.

(2)	Represents cash retainers and meeting fees the director earned for director services he or she provided to us in 2016.
(3)
Represents the value of 2,000 shares of our common stock we granted to each of these directors on May 26, 2016.  For the purposes of this table, we valued these stock awards at the closing price per share of such shares on their date of grant of $2.04 consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(4)
In addition to the fees disclosed, in 2016 Messrs. Barry and Edelcup and Mmes. Fisher and Tidlund also received compensation from CompX, and Ms. Feehan received compensation from CompX, Kronos Worldwide and NL, for their director services to each of such corporations, as applicable.  For 2016, they each earned the following for these director services:

Name	Fees Earned or Paid in Cash (a)	Stock Awards (b)	Total
Thomas E. Barry
CompX Director Services	$45,000	$11,600	$ 56,600

Elisabeth C. Fisher
CompX Director Services	$57,500	$11,600	$ 69,100

Mary A. Tidlund
CompX Director Services	$41,500	$11,600	$ 53,100

Norman S. Edelcup
CompX Director Services	$40,500	-0-	$ 40,500

Loretta J. Feehan
CompX Director Services	$32,000	$11,600	$ 43,600
Kronos Worldwide Director Services	32,000	8,415	40,415
NL Director Services	32,000	5,300	37,300
	$96,000	$25,315	$121,315

(a)	Represents retainers and meeting fees earned for 2016 director services.
(b)
For the purposes of this table, the stock award comprised the following number of shares and were valued at the following closing price per share of such shares on their date of grant, consistent with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718:

Common Stock	Shares Granted	Date of Grant	Closing Price on Date of Grant	Dollar Value of Stock Award
CompX Class A Common Stock	1,000	05/25/16	$11.60	$11,600
Kronos Worldwide Common Stock	1,500	05/18/16	$5.61	$8,415
NL Common Stock	2,000	05/19/16	$2.65	$5,300
(5)	Mr. Edelcup did not stand for re-election at either our or CompX's 2016 Annual Meeting, so his term as a 2016 director of ours and CompX each ended in May 2016.

Compensation Policies and Practices as They Relate to Risk Management.  We believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.  In reaching this conclusion, we considered the following:
•
other than stock grants to directors, we do not grant equity awards to our employees, officers or other persons who provide services to us under the ISA between Contran and us, which mitigates taking excessive or inappropriate risk for short-term gain that might be rewarded by equity compensation;

•
certain senior employees of CompX and Kronos Worldwide are eligible to receive incentive bonus payments that are determined on a discretionary basis and do not guarantee the employee a particular level of bonus based on the achievement of a specified performance or financial target, which also mitigates taking excessive or inappropriate risk for short-term gain;

•
certain key employees of CompX and Kronos Worldwide are eligible to receive bonuses determined in part on the achievement of specified performance or financial targets based on the respective business plan for the year (with respect to CompX) or on the achievement of specified performance or financial targets (with respect to Kronos Worldwide), but the chance of such employees undertaking actions with excessive or inappropriate risk for short-term gain in order to achieve such bonuses is mitigated because:

o
the senior officers employed by CompX or Kronos Worldwide who are responsible for setting the specified performance or financial targets or establishing and executing such business plan are not eligible to receive such bonuses based on the business plan, but instead are only eligible for the discretionary-based bonuses described above; and

o
there exist ceilings for our other CompX and Kronos Worldwide key employee bonuses (which are not a significant part of their compensation) regardless of the actual level of our financial performance achieved;

•
our officers and other persons who provide services to us under the ISAs do not receive compensation from us directly and are employed by Contran, one of our parent corporations, which aligns such officers and persons with the long-term interests of our stockholders;

•	since we are a controlled company, as previously discussed, management has a strong incentive to understand and perform in the long-term interests of our stockholders; and
•
our experience is that our employees are appropriately motivated by our compensation policies and practices to achieve profits and other business objectives in compliance with our oversight of material short and long-term risks.

For a discussion of our compensation policies and practices for our executive officers, please see the Compensation Discussion and Analysis section of this proxy statement.
Compensation Consultants.  Neither our board of directors, management development and compensation committee nor management has engaged any compensation consultants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC, the NYSE and us.  Based solely on the review of the copies of such forms and representations by certain reporting persons, we believe that for 2016 our executive officers, directors and 10% shareholders complied with all applicable filing requirements under section 16(a), except as previously disclosed in last year's proxy statement and except for a late Form 3 filed by Ms. Mary A. Tidlund due to an inadvertence of our staff.
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Related Party Transaction Policy.  From time to time, we engage in transactions with affiliated companies.  Pursuant to our Policy Regarding Related Party Transactions, or RPT Policy, all related party transactions to which we are or are proposed to be a party are approved or ratified by our audit committee (unless another committee of our board of directors composed solely of independent directors, or all of the independent directors of our board, shall have approved or ratified the related party transaction).  For certain ongoing related party transactions to which we are a party (referred to as ordinary course of business related party transactions), such approval or ratification shall occur no less frequently than once a year.  The RPT Policy is available on our website at www.Valhi.net under the corporate governance section.
During 2016, our audit committee reviewed, adopted and ratified the following ordinary course of business related party transactions to which we are a party in accordance with the terms of such RPT Policy:
•
Risk Management Program – a program pursuant to which Contran and certain of its subsidiaries and related entities, including us, as a group purchase third-party insurance policies and risk management services, with the costs thereof apportioned among the participating companies;

•
Tax Sharing Agreement – the cash payments for income taxes periodically paid by us to Contran or received by us from Contran, as applicable, and related items pursuant to the terms of our tax sharing agreement with Contran (such tax sharing agreement being appropriate, given that we and our qualifying subsidiaries are members of the consolidated U.S. federal income tax return, and certain state and local jurisdiction income tax returns, of which Contran is the parent company);

•	Cash Management Loans – our unsecured revolving credit facility with Contran, which provides for loans to us by Contran of up to $325 million;
•
Data Recovery Program  – a program pursuant to which Contran and certain of its subsidiaries and related entities, including us, as a group share third-party information technology data recovery services, with the costs thereof apportioned among the participating companies; and

•
Guarantees and Related Items – agreements or arrangements pursuant to which certain of our affiliates may provide guarantees or pledge collateral with respect to our indebtedness or other obligations, or we may provide guarantees or pledge collateral with respect to indebtedness or other obligations of our affiliates.

Each of these ordinary course of business related party transactions, and the actions taken by the audit committee in fulfilling its duties and responsibilities under the RPT Policy, are more fully described below.  Our audit committee was not required to approve and ratify the fee we paid to Contran in 2016 under our intercorporate services agreement with Contran, because such intercorporate services fee is approved by all of the independent directors of our board, as more fully described below.  During 2016, we were not a party to any other related party transactions (ordinary course of business related party transactions or otherwise) requiring approval or ratification under the RPT Policy.
Relationships with Related Parties.  As set forth under the Security Ownership section of this proxy statement, Lisa K. Simmons and Serena Simmons Connelly, through Contran, may be deemed to control us.  We and other entities that may be deemed to be controlled by or related to Ms. Simmons and Ms. Connelly sometime engage in the following:

•
intercorporate transactions, such as guarantees, management, expense and insurance sharing arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties; and

•
common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party.

We periodically consider, review and evaluate and understand that Contran and related entities periodically consider, review and evaluate such transactions.  Depending upon the business, tax and other objectives then relevant and restrictions under indentures and other agreements, it is possible that we might be a party to one or more of such transactions in the future.  In connection with these activities, we may consider issuing additional equity securities or incurring additional indebtedness.  Our acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be related to Ms. Simmons and Ms. Connelly.
Certain directors or executive officers of CompX, Contran, Kronos Worldwide or NL also serve as our directors or executive officers.  Such relationships may lead to possible conflicts of interest.  These possible conflicts of interest may arise under circumstances in which such companies may have adverse interests.  In such an event, we implement such procedures as are appropriate for the particular transaction and are consistent with the provisions of the RPT Policy.
Intercorporate Services Agreements.  As discussed elsewhere in this proxy statement, we and certain related companies have entered into ISAs.  Under the ISAs, employees of one company provide certain services, including executive officer services, to the other company on an annual fixed fee basis.  The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, real estate management, environmental management, risk management, treasury, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient's business.  The fees paid pursuant to the ISAs are generally based upon an estimated percentage of the time devoted by employees of the provider of the services to the business of the recipient and the employer's cost related to such employees, which includes the expense for the employees' compensation and an overhead component that takes into account other employment related costs.  Generally, each of the ISAs renews on a quarterly basis, subject to termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter.  Because of the number of companies related to Contran and us, we believe we benefit from cost savings and economies of scale gained by not having certain management, financial, legal, tax, real estate and administrative staffs duplicated at each company, thus allowing certain individuals to provide services to multiple companies.  With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge are approved by the independent directors of the company after receiving the recommendation from the company's management development and compensation committee as well as the concurrence of the chief financial officer.  See the Intercorporate Services Agreements part of the Compensation Discussion and Analysis section in this proxy statement for a more detailed discussion on the procedures and considerations taken by our independent directors in approving the aggregate 2016 ISA fees charged by Contran to us and our privately held subsidiaries.

The following table sets forth the fees paid by us and our subsidiaries to Contran in 2016 and the amounts anticipated to be paid to Contran in 2017 for services Contran provided us or our subsidiaries under the various ISAs, including the services of all of our named executive officers.  The amounts indicated below for us include amounts paid by certain of our wholly-owned subsidiaries.
Recipient of Services from Contran under an ISA	Fees Paid to Contran under the ISA in 2016 (1)	Fees Expected to be Paid to Contran under the ISA in 2017 (1)
	(In millions)

Valhi, Inc.	$12.0	$10.6
CompX International Inc.	3.1	2.8
Kronos Worldwide, Inc.	15.2	15.7
NL Industries, Inc.	6.2	5.4
Total	$ 36.5	$ 34.5

(1)
In addition to the reported ISA charges, we, NL, Kronos Worldwide and CompX paid director compensation to Messrs. Graham, O'Brien and Watson, as applicable, for their services as directors for 2016, as disclosed in the 2016 Summary Compensation Table and the 2016 Director Compensation Table.  We, NL, Kronos Worldwide and CompX expect to pay director compensation to Mr. Graham in 2017.

Risk Management Program.  We and Contran participate in a combined risk management program.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us and certain of our subsidiaries and related entities, as a group, purchase insurance policies and risk management services.  The program apportions its costs among the participating companies.  Tall Pines and EWI provide for or broker the insurance policies.  Tall Pines purchases reinsurance for substantially all of the risks it underwrites.  EWI also provides claims and risk management services and, where appropriate, engages certain third-party risk management consultants.  Tall Pines is a captive insurance company wholly owned by us.  EWI is a reinsurance brokerage and risk management company wholly owned by NL.  Tall Pines purchases reinsurance from third-party insurance carriers with an A.M. Best Company rating of generally at least an "A-" (excellent) for substantially all of the risks it underwrites.  Consistent with insurance industry practices, Tall Pines and EWI receive commissions from insurance and reinsurance underwriters and/or assess fees for the policies that they provide or broker.
With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period.  As a result, and in the event that the available coverage under a particular policy would become exhausted by one or more claims, Contran and certain of its subsidiaries and affiliates, including us, have entered into a loss sharing agreement under which any uninsured loss arising because the available coverage had been exhausted by one or more claims will be shared ratably amongst those entities that had submitted claims under the relevant policy.  We believe the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risk associated with the potential for any uninsured loss.
During 2016, Contran (and a wholly owned subsidiary of Contran) paid Tall Pines and EWI in the aggregate approximately $5.3 million.  In addition, during 2016 we, CompX, Kronos Worldwide and NL paid Tall Pines and EWI in the aggregate approximately $15.8 million.  These amounts principally represent payments for insurance premiums, including premiums or fees paid to Tall Pines and commissions or fees paid to EWI.  These amounts also include payments to insurers or reinsurers through EWI for the reimbursement of claims within our applicable deductible or retention ranges that such insurers and reinsurers paid to third parties on our behalf, as well as amounts for claims and risk management services and various other third-party fees and expenses incurred by the program.  We expect these relationships with Contran will continue in 2017.
In November 2016, our management made a presentation to our audit committee regarding our participation in the combined risk management program.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):

•
the premiums for all of the insurance and reinsurance policies are set by third parties (the underwriters for the insurance or reinsurance carriers bearing the risk), without any markup by Tall Pines or EWI;

•
the method by which the insurance premiums are allocated among the companies participating in the risk management program is generally the same as the basis used by the insurance or reinsurance carriers to establish the premiums for such insurance/reinsurance (i.e. the dominant premium factor, which is the factor that has the greatest impact on the premium, such as revenues, payroll or employee headcount);

•
EWI provides claims and risk management services to each of the companies participating in the risk management program, including us, and where appropriate EWI engages third-party risk management consultants;

•
the commissions received by Tall Pines and EWI from the insurance or reinsurance underwriters, and the fees assessed for the policies they so provide or broker, are in amounts equal to the commissions or fees which would be received by third-party brokers or underwriters;

•	the insurance coverages provided to us by the risk management program are sufficient and adequate for our purposes;
•
the benefits to our participating in the risk management program include, among others, (a) the ability to obtain broader coverage, with strong/solvent underwriters, at a reduced cost as compared to the coverage and cost that would be available if we were to purchase insurance by itself, (b) the greater spread of risk among the companies participating in the risk management program, (c) the ability to obtain centralized premium and claim reporting, and (d) the ability to have access to the experienced risk management personnel of EWI, including in the areas of loss controls and claims processing; and

•
the "cost of risk" metric, as defined by the Risk and Insurance Management Society, or RIMS, for the Contran group is lower as compared to the cost of risk as reflected in a recent RIMS benchmark survey for certain groups of companies comparable to the Contran group.

As part of such presentations, our chief financial officer, after consultation with other members of our management, advised the committee of his belief that our participation in the risk management program, including the allocation of its costs among us and the other entities participating in the risk management program, is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, and provided the committee with his recommendation that the committee approve, adopt and ratify our participation in the risk management program in all respects.
After considering the information contained in the presentations, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that our participation in the risk management program is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified our participation in the risk management program in all respects.
During 2016, the audit committees of CompX, Kronos Worldwide and NL approved and ratified their participation in the risk management program in accordance with the terms of their own RPT Policies.
Tax Matters.  We and our qualifying subsidiaries are members of the consolidated U.S. federal tax return of which Contran is the parent company, which we refer to as the "Contran Tax Group."  We are also a party to a tax sharing agreement with Contran.  As a member of the Contran Tax Group and pursuant to the tax sharing agreement, we and our qualifying subsidiaries compute our provision for U.S. income taxes on a separate company basis using tax elections made by Contran.  Pursuant to the tax sharing agreement and using tax elections made by Contran, we make payments to or receive payments from Contran in amounts we would have paid to or received from the U.S. Internal Revenue Service had we not been a member of the Contran Tax Group but instead had been a separate taxpayer.  Refunds are limited to amounts previously paid under the tax sharing agreement.  We and our qualifying subsidiaries are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions, and the terms of the tax sharing agreement also apply to state payments to these jurisdictions.

Under applicable law, we, as well as every other member of the Contran Tax Group, are each jointly and severally liable for the aggregate federal income tax liability of Contran and the other companies included in the group for all periods in which we are included in the group.  Under our tax sharing agreement, Contran has agreed to indemnify us for any liability for income taxes of the Contran Tax Group in excess of our tax liability previously computed and paid by us in accordance with the tax sharing agreement.
Under certain circumstances, tax regulations could require Contran to treat items differently than we would have treated them on a stand-alone basis.  In such instances, accounting principles generally accepted in the United States of America require us to conform to Contran's tax elections.  For 2016, pursuant to our tax sharing agreement, we made net cash payments for income taxes to Contran of approximately $10.7 million.
In February 2016, our management made a presentation to our audit committee regarding our tax sharing agreement with Contran.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):
•	the tax sharing agreement is consistent with accounting principles generally accepted in the United States of America, and consistent with applicable law and regulations; and
•
our income tax accounts are included in the scope of the annual audit of our consolidated financial statements performed by PwC, and PwC makes periodic reports to the committee regarding income tax matters related to us.

As part of such presentation, our chief financial officer and our chief tax officer advised the committee of their belief that the terms of the tax sharing agreement are consistent with the terms of applicable law and regulations, and are fair and reasonable to us, and are on terms no less favorable than would be present if we were not a party to the tax sharing agreement, and provided the committee with their recommendation that the committee approve, adopt and ratify the tax sharing agreement in all respects.
After considering the information contained in the presentations, including the recommendation of our chief financial officer and our chief tax officer, and following further discussion and review by the audit committee, our audit committee determined that the terms of the tax sharing agreement are no less favorable than would be present if we were not a party to the tax sharing agreement, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified the tax sharing agreement in all respects.
Related Party Loans for Cash Management Purposes.  From time to time, loans and advances are made between us and various related parties pursuant to term and demand notes.  These loans and advances are entered into principally for cash management purposes pursuant to our cash management program.  When we loan funds to related parties, we are generally able to earn a higher rate of return on the loan than we would earn if the funds were invested in other instruments.  While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to us, we believe that we have evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans.  When we have outstanding indebtedness, we may still decide to enter into a loan to a related party either because the interest rate on the loan to the related party is at a higher rate of return as compared to the interest rate we are paying on our outstanding indebtedness, or the funds we would be loaning to the related party would not otherwise be used to pay down the outstanding indebtedness (such as, for example, in the case when the outstanding indebtedness has a maturity longer than the maturity of the loan to the related party).  When we borrow from related parties, we are generally able to pay a lower rate of interest than we would pay if we borrowed from unrelated parties.

We have an unsecured revolving credit facility with Contran that, as amended, provides for borrowings from Contran of up to $325 million.  The facility, as amended, bears interest at prime plus 1% (4.75% at December 31, 2016), payable quarterly, and is due on demand, but in any event no earlier than December 31, 2018.  The facility contains no financial covenants or other financial restrictions. We pay an unused commitment fee quarterly to Contran on the available balance (except during periods during which Contran would be a net borrower from us).  The amount of any outstanding loans from Contran at any time under the facility is solely at the discretion of Contran.  The largest amount of principal outstanding under this facility during 2016 was $290.8 million.  In 2016, we paid an aggregate of $12.9 million of interest and unused commitment fees to Contran under this facility.  We expect this relationship with Contran will continue in 2017.
In February 2016, our management made a presentation to our audit committee regarding our loan from Contran.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):
•
We currently have no third party credit facility in place, and previous attempts by us to obtain a credit facility from a third party in the recent past on terms reasonably acceptable to us  have been unsuccessful (and in any event the third-party credit facility would have been on a secured basis);

•
One of Contran's sources of liquidity is currently a secured revolving credit facility with a third-party bank, with outstanding borrowings by Contran under this facility bearing interest at the prime rate, and this facility would be one source of liquidity for any loans Contran may make from time to time to us under our loan from Contran.

•
The interest rate we are currently paying on outstanding borrowings under our loan from Contran, while higher than the interest rate Contran is currently paying under its third-party revolving credit facility, is reasonable as compared to such Contran third-party interest rate, given among other things consideration of Contran's creditworthiness in relation to our creditworthiness and that Contran's loan to us would reasonably be at an interest rate higher as compared to the interest rate on Contran's borrowings under its third-party revolving credit facility.

As part of such presentation, our chief financial officer, after consultation with our treasurer and other members of our management, advised the committee of his belief that the terms of our loan from Contran are fair and reasonable to us, and are on terms no less favorable than we could otherwise obtain from unrelated parties, and provided the committee with his recommendation that the committee approve, adopt and ratify our loan from Contran in all respects.
After considering the information contained in the presentation, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that the terms of our loan from Contran are fair and reasonable to us, and are on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified our loan from Contran in all respects.
Data Recovery Program.  We and Contran participate in a combined information technology data recovery program that Contran provides from a data recovery center that it established.  Pursuant to the program, Contran and certain of its subsidiaries and related entities, including us, as a group share information technology data recovery services.  The program apportions its costs among the participating companies.  Kronos Worldwide, WCS and EWI paid Contran $0.1 million, $0.1 million and less than $0.1 million, respectively, for such services in 2016.  We expect these relationships with Contran will continue in 2017.
In February 2016, our management made a presentation to our audit committee regarding our participation in the combined data recovery program.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):
•	The third-party cost of the data recovery program is passed through to the companies participating in the data recovery program, including us, without markup;
•
Such third-party cost is allocated to the companies participating in the data recovery program, including us, based on the number of information technology data racks used by each of the companies participating in the data recovery program;

•	The back-up site made available to us under the data recovery program is sufficient and adequate for our purposes; and
•
The benefits to our participating in the data recovery program include, among others, the ability to share in the cost of a third-party, off-site data recovery center at a reduced cost as compared to the cost to be incurred if we were to obtain a third-party, off-site data recovery center by ourselves, as well as the shared administration of the third-party, off-site data recovery center as compared to the cost of administering such a site by ourselves.

As part of such presentation, our chief financial officer, after consultation with other members of our management, advised the committee of his belief that our participation in the data recovery program, including the allocation of its costs among us and the other entities participating in the data recovery program, is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, and provided the committee with his recommendation that the committee approve, adopt and ratify our participation in the data recovery program in all respects.
After considering the information contained in the presentation, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that our participation in the data recovery program is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified our participation in the data recovery program in all respects.
During 2016, the audit committee of Kronos Worldwide and NL approved and ratified their participation in the data recovery program in accordance with the terms of their own RPT Policies.
Guarantees Provided to Valhi by Affiliates and Related Items.  From time to time, Contran and its affiliates may provide guarantees and/or pledge collateral with respect to our indebtedness or our other obligations.  During 2016, WCS was required to provide financial assurances to Texas government agencies with respect to certain decommissioning obligations related to WCS's facilities in West Texas, and Contran and its affiliates provided or assisted WCS with such financial assurances.  In addition, a Contran affiliate guaranteed indebtedness of WCS under a financing capital lease, and guaranteed certain indebtedness and deferred payment obligations of TRECO to a third party.   Each of these matters are more fully described below.  We expect these relationships with Contran and its affiliates will continue in 2017.
•
During 2016, VHC guaranteed certain WCS decommissioning obligations, currently estimated at $3.9 million, related to certain WCS licenses and permits.  VHC's obligations would arise only upon the closure of the licensed facilities and WCS's failure to perform the required decommissioning activities.

•
During 2016, Contran issued a letter of credit under its third-party revolving bank credit facility to the state of Texas related to specified decommissioning obligations associated with WCS's byproduct facility.  At December 31, 2016, the amount of this letter of credit was $6.2 million. The letter of credit would only be drawn down upon the closure of WCS's byproduct facility and WCS's failure to perform the required decommissioning activities. In return for issuing the letter of credit, WCS reimbursed Contran for the cost incurred by Contran for issuing the letter of credit under its third-party revolving bank credit facility, which aggregated $0.1 million in 2016.

•
During 2016, Contran and VHC guaranteed WCS's obligations under a surety bond with a total value of $88.8 million at December 31, 2016, which was issued by two third-party insurance companies on WCS's behalf for the benefit of the state of Texas, in connection with a portion of the financial assurance associated with WCS's low-level radioactive waste disposal facility.  As part of this surety bond, WCS is required to make quarterly cash payments into a collateral trust at a rate sufficient such that the aggregate amount of such payments funded into the collateral trust would equal 50% of the total value of the bond by April 2021.  At December 31, 2016, WCS had made payments totaling $21.6 million.  The guaranty obligations are triggered upon WCS's failure to make the required quarterly payments into the collateral account.

•
During 2016, VHC guaranteed WCS's obligations under a financing capital lease with the county of Andrews, Texas, and Contran pledged certain shares of our non-voting preferred stock held by Contran as collateral.  At December 31, 2016, the carrying amount of this indebtedness was $64.0 million.

•
At December 31, 2016, VHC had guaranteed Tremont's obligations under a promissory note payable ($14.5 million principal amount outstanding) and a deferred payment obligation ($11.1. million face value, $9.0 million carrying value), in each case issued by Tremont in connection with the acquisition of an additional ownership interest in BMI and LandWell in December 2013.

In February 2016, our management made a presentation to our audit committee regarding the guarantees and related items provided to us and our subsidiaries by Contran and its affiliates.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):
•
In connection with the guarantees and related items, the company benefiting from the guarantee has generally indemnified the guarantor from any loss the guarantor might suffer as a result of the guarantor providing the guarantees;

•
the benefits to us of having such guarantees and related items issued or provided on our behalf include, among other things, the fact that the third-party beneficiaries of such guarantees and related items would not have entered into the transaction associated with such guarantees in the absence of such guarantees; and

•
other than the reimbursement of Contran's cost of issuing the letter of credit under its third-party revolving bank credit facility, these guarantees and related items have been issued or provided on our behalf without cost to us.

As part of the presentation, our chief financial officer, after consultation with other members of our management, advised the committee of his belief that the guarantees and related items issued or provided on our behalf are fair and reasonable to us, and are on terms no less favorable to us than could be obtained from unrelated parties, and provided the committee with his recommendation that the committee approve, adopt and ratify the guarantees and related items in all respects.
After considering the information contained in the presentation, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that the terms of the guarantees and related items issued or provided on our behalf are fair and reasonable to us, and are on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified the guarantees and related items in all respects.
Guarantees Provided by Valhi to Affiliates and Related Items.  From time to time, we and our subsidiaries may provide guarantees and/or pledge collateral with respect to indebtedness or other obligations of Contran and its affiliates. At December 31, 2016, we had pledged an aggregate 30.2 million shares of our Kronos Worldwide common stock as collateral under Contran's third-party revolving bank credit facility.  We receive an annual fee from Contran for pledging these shares equal to the aggregate fair market value of the shares pledged multiplied by 50 basis points, payable quarterly.  During 2016 we received $1.2 million from Contran for this pledge.  We expect this relationship with Contran will continue in 2017.
In February 2016, our management made a presentation to our audit committee regarding the pledge of Kronos Worldwide shares for the benefit of Contran.  Among other things during such presentation, the committee was informed of the following (in addition to the matters described above):
•	In connection with our pledge of the Kronos Worldwide shares, Contran has indemnified us from any loss we might suffer as a result of providing the pledge;
•
the benefits to us of pledging such shares of Kronos Worldwide common stock include, among other things, the fact that we currently have a $325 million revolving credit facility with Contran, and the Contran third-party revolving bank credit facility is one of Contran's sources of liquidity in order for Contran to have sufficient funds to loan to us under our loan from Contran, and Contran has issued a letter of credit under the Contran third-party revolving bank credit facility for the benefit of WCS.

As part of the presentation, our chief financial officer, after consultation with other members of our management, advised the committee of his belief that the terms of the pledge of our shares of Kronos Worldwide common stock as collateral under Contran's third-party revolving bank credit facility (including the fee we receive for such pledge) is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, and provided the committee with his recommendation that the committee approve, adopt and ratify such pledge in all respects.
After considering the information contained in the presentation, including the recommendation of our chief financial officer, and following further discussion and review by the audit committee, our audit committee determined that the terms of the pledge of our shares of Kronos Worldwide common stock as collateral under Contran's third-party revolving bank credit facility (including the fee we receive for such pledge) is fair and reasonable to us, and is on terms no less favorable than we could otherwise obtain from unrelated parties, in each case based on the collective business judgment and experience of members of the committee, and the committee approved, adopted and ratified such pledge in all respects.

AUDIT COMMITTEE REPORT
Our audit committee of the board of directors is composed of four directors and operates under a written charter adopted by the board of directors.  All members of our audit committee meet the independence standards established by the board of directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002.  One member of our audit committee meets the audit committee financial expert requirements under the applicable SEC rules.  The audit committee charter is available on our website at www.valhi.net under the corporate governance section, and our audit committee reviews the adequacy of and compliance with such charter annually.
Our management is responsible for, among other things, preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or "GAAP," establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting.  Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the PCAOB and for expressing an opinion on the conformity of the financial statements with GAAP.
Our audit committee assists the board of directors in fulfilling its responsibility to oversee management's implementation of our financial reporting process and the audits of our consolidated financial statements and our internal control over financial reporting.   Our audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.  As part of fulfilling this responsibility, our audit committee engages in an annual evaluation of, among other things, the firm's qualifications, competence, integrity, expertise, performance, independence and communications with the committee (including these factors as they relate specifically to the firm's lead audit engagement partner), and whether the current firm should be retained for the upcoming year's audit.  Our audit committee discusses with our independent registered public accounting firm the overall scope and plans for the audit they will perform, and the committee  meets with the firm throughout the year, both with and without management being present, to monitor the firm's execution of and results obtained from their audit. Our audit committee performs other activities throughout the year, in accordance with the responsibilities of the audit committee specified in the audit committee charter, including the approval or ratification of certain related party transactions in accordance with the terms of our RPT Policy, as discussed above in the Certain Relationships and Transactions section in this proxy statement.
In its oversight role, our audit committee reviewed and discussed our audited consolidated financial statements with management and with PwC, our independent registered public accounting firm for 2016.  Our audit committee also reviewed and discussed our internal control over financial reporting with management and with PwC.  Management and PwC indicated that our consolidated financial statements as of and for the year ended December 31, 2016 were fairly stated in accordance with GAAP.   Our audit committee discussed with PwC and management the significant accounting policies used and significant estimates made by management in the preparation of our audited consolidated financial statements, and the overall quality of management's financial reporting process.  Our audit committee and PwC also discussed any issues deemed significant by PwC or the committee, including the matters required to be discussed pursuant to the standards of the PCAOB, the rules of the SEC and other applicable regulations.  PwC has provided to our audit committee written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and our audit committee discussed with PwC the firm's independence.  Our audit committee also concluded that PwC's provision of other permitted non-audit services to us and our related entities is compatible with PwC's independence.
Based upon the foregoing considerations, our audit committee recommended to the board of directors that our audited consolidated financial statements be included in our 2016 Annual Report on Form 10-K for filing with the SEC.
The members of our audit committee of the board of directors respectfully submit the foregoing report as of March 10, 2017.
Thomas E. Barry Chairman of our Audit Committee	W. Hayden McIlroy Member of our Audit Committee

Elisabeth C. Fisher Member of our Audit Committee	Mary A. Tidlund Member of our Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MATTERS
Independent Registered Public Accounting Firm.  PwC served as our independent registered public accounting firm for the year ended December 31, 2016.  Our audit committee has appointed PwC to review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Report on Form 10‑Q for the first quarter of 2017.  We expect PwC will be considered for appointment to:
•
review our quarterly unaudited condensed consolidated financial statements to be included in our Quarterly Reports on Form 10-Q for the second and third quarters of 2017 and the first quarter of 2018; and

•	audit our annual consolidated financial statements and internal control over financial reporting for the year ending December 31, 2017.
Representatives of PwC are not expected to attend our 2017 annual stockholder meeting.
Fees Paid to PricewaterhouseCoopers LLP.  The following table shows the aggregate fees that PwC has billed or is expected to bill to us, NL, Kronos Worldwide or CompX for services rendered for 2015 and 2016 that our audit committee authorized for us and our privately held subsidiaries and the NL, Kronos Worldwide or CompX audit committees each separately authorized for its corporation and such corporation's privately held subsidiaries.  Additional fees for 2016 may subsequently be authorized and paid to PwC, in which case the amounts disclosed below for fees paid to PwC for 2016 would be adjusted to reflect such additional payments in our proxy statement relating to next year's annual stockholder meeting.  In this regard, we have similarly adjusted the audit fees shown for 2015 from the amounts disclosed in our 2016 proxy statement.
Entity (1)	Audit Fees (2)	Audit Related Fees (3)	Tax Fees (4)	All Other Fees	Total
	(in thousands)
Valhi and Subsidiaries
2015	1,011	-0-	-0-	-0-	1,011
2016	1,037	-0-	-0-	-0-	1,037

NL and Subsidiaries
2015	483	-0-	-0-	-0-	483
2016	510	-0-	-0-	-0-	510

Kronos Worldwide and Subsidiaries
2015	2,616	132	8	-0-	2,756
2016	2,803	113	12	-0-	2,928

CompX and Subsidiaries
2015	781	-0-	-0-	-0-	781
2016	859	-0-	-0-	-0-	859

Total
2015	4,891	132	8	-0-	5,031
2016	5,209	113	12	-0-	5,334

(1)	Fees are reported without duplication.
(2)	Fees for the following services:
(a)	audits of consolidated year-end financial statements for each year and, as applicable, of internal control over financial reporting;
(b)	reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
(c)	consents and/or assistance with registration statements filed with the SEC;
(d)	normally provided statutory or regulatory filings or engagements for each year; and
(e)	the estimated out-of-pocket costs PwC incurred in providing all of such services, for which PwC is reimbursed.

(3)
Fees for assurance and related services reasonably related to the audit or review of financial statements for each year.  These services included accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal control over financial reporting, as applicable.

(4)	Permitted fees for tax compliance, tax advice and tax planning services.
Preapproval Policies and Procedures.  For the purpose of maintaining the independence of our independent registered public accounting firm, our audit committee has adopted policies and procedures for the preapproval of audit and other permitted services the firm provides to us or any of our subsidiaries other than our publicly held subsidiaries and their respective subsidiaries.  We may not engage the firm to render any audit or other permitted service unless the service is approved in advance by our audit committee pursuant to the committee's preapproval policy.  Pursuant to the policy:
•
the committee must specifically preapprove, among other things, the engagement of our independent registered public accounting firm for audits and quarterly reviews of our financial statements, services associated with certain regulatory filings, including the filing of registration statements with the SEC, and services associated with potential business acquisitions and dispositions involving us; and

•
for certain categories of other permitted services provided by our independent registered public accounting firm, the committee may preapprove limits on the aggregate fees in any calendar year without specific approval of the service.

These other permitted services include:
•	audit-related services, such as certain consultations regarding accounting treatments or interpretations and assistance in responding to certain SEC comment letters;
•	audit-related services, such as certain other consultations regarding accounting treatments or interpretations, employee benefit plan audits, due diligence and control reviews;
•	tax services, such as tax compliance and consulting, transfer pricing, customs and duties and expatriate tax services; and
•	assistance with corporate governance matters and filing documents in foreign jurisdictions not involving the practice of law.
The policy also lists certain services for which the independent auditor is always prohibited from providing us under applicable requirements of the SEC or the PCAOB.
Pursuant to the policy, our audit committee has delegated preapproval authority to the chairman of the committee or his designee to approve any fees in excess of the annual preapproved limits for these categories of other permitted services provided by our independent registered public accounting firm.  The chairman must report any action taken pursuant to this delegated authority at the next meeting of the committee.
For 2016, our audit committee preapproved all of PwC's services provided to us or any of our subsidiaries, other than our publicly held subsidiaries and their subsidiaries, in compliance with our preapproval policy without the use of the SEC's de minimis exception to such preapproval requirement.

PROPOSAL 2
NONBINDING ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION
Background.  Pursuant to Section 14A of the Securities Exchange Act, a publicly held company is required to submit to its stockholders a nonbinding advisory vote to approve the compensation of its named executive officers, commonly known as a "Say-on-Pay" proposal.  On May 26, 2011, our stockholders approved, on a nonbinding advisory basis, an annual Say-on-Pay, and the future frequency of the Say-on-Pay proposal is the subject of the nonbinding advisory vote in Proposal 3 (Say-When-on-Pay).  After the 2017 Annual Meeting of Stockholders, the next nonbinding stockholder advisory vote on the frequency of a Say-on-Pay proposal will be at our 2023 Annual Meeting of Stockholders.
Say-on-Pay Proposal.  This proposal affords our stockholders the opportunity to submit a nonbinding advisory vote on our named executive officer compensation.  The Compensation Discussion and Analysis section, the tabular disclosure regarding our named executive officer compensation and the related disclosure in this proxy statement describe our named executive officer compensation and the compensation decisions made by our management and our management development and compensation committee of the board of directors with respect to our named executive officers.  This proposal is not intended to address any specific element of compensation of our named executive officers as described in this proxy statement, but the compensation of our named executive officers in general.  Our board of directors requests that each stockholder cast a nonbinding advisory vote to adopt the following resolution:
RESOLVED, that, by the affirmative vote of the holders of the majority of the outstanding shares present in person or represented by proxy at the 2017 annual stockholder meeting and entitled to vote on the subject matter, the stockholders of Valhi, Inc. approve, on a nonbinding advisory basis, the compensation of its executive officers named in the 2016 Summary Compensation Table in the 2017 annual meeting proxy statement of Valhi, Inc. as such compensation is disclosed in the proxy statement pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related disclosure in the proxy statement.
Effect of the Proposal.  The Say-on-Pay proposal is nonbinding and advisory.  Our stockholders' approval or disapproval of this proposal will not require our board of directors, its management development and compensation committee or our management to take any action regarding our executive compensation practices.
Vote Required.  Because this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve the Say-on-Pay proposal.  The proposed resolution provides that the affirmative vote of the holders of the majority of the outstanding shares present in person or represented by proxy at the 2017 annual stockholder meeting and entitled to vote on the subject matter will be the requisite vote to adopt the resolution and approve the compensation of our named executive officers as such compensation is disclosed in this proxy statement.  Accordingly, abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.  Broker/nominee non-votes will not be counted as entitled to vote and will have no effect on this proposal.
VHC has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the Say-on-Pay proposal and adoption of the resolution that approves the compensation of our named executive officers as described in this proxy statement.  If VHC attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will adopt the resolution and approve the nonbinding advisory Say-on-Pay proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL AS SET FORTH IN THE NONBINDING ADVISORY RESOLUTION APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
NONBINDING ADVISORY PREFERRED FREQUENCY FOR STOCKHOLDERS TO CONSIDER APPROVING EXECUTIVE COMPENSATION
Background of this Proposal.   Section 14A of the Securities Exchange Act also requires a publicly held company to hold, no less frequently than every six years, a nonbinding advisory stockholder vote with respect to the preferred frequency of the vote on subsequent Say-on-Pay proposals.  Publicly held companies must give stockholders the choice of whether to cast a nonbinding advisory vote on the Say-on-Pay proposal every year, every other year or every third year, which we refer to as the "Say-When-on-Pay" proposal.  Our last Say-When-on-Pay proposal was in 2011, when our stockholders approved an annual Say-on-Pay.  SEC rules require that:
•	our stockholders also have the option to abstain from making a choice; and
•
we disclose in the next periodic report we file with the SEC, our decision in light of the nonbinding advisory vote on the Say-When-on-Pay proposal how frequently we will include in our proxy materials a Say-on-Pay proposal.

Say-When-on-Pay Proposal.  This proposal affords our stockholders the opportunity to submit a nonbinding advisory vote on how often we should include a Say-on-Pay proposal in our proxy materials for future annual stockholder meetings (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting).  Under this proposal, stockholders may vote to have the Say-on-Pay proposal every year, every other year or every third year or abstain from voting.   Stockholders are not voting to approve or disapprove the recommendation of our board of directors that we hold an annual vote on the Say-on-Pay proposal.  We believe that giving our stockholders the right to cast an advisory vote every year on our executive compensation is a good corporate governance practice.
Effect of the Proposal.  This Say-When-on-Pay proposal is nonbinding and advisory.  Our board of directors may decide that it is in the best interests of us and our stockholders to hold a nonbinding  advisory vote on the Say-on-Pay proposal more or less frequently than the option our stockholders choose by a plurality of the affirmative votes.  We currently plan to follow the nonbinding advisory vote of our stockholders on this proposal.
Vote Required.  Because there are multiple choices and this proposal is a nonbinding advisory vote, there is no minimum requisite vote to approve a certain frequency of future Say-on-Pay proposals.  Accordingly, if you indicate on the proxy card that you approve one of the options other than abstain, we will deem that you consent that a plurality of the affirmative votes will determine, on a nonbinding advisory basis, the frequency of future Say-on-Pay proposals preferred by our stockholders.  Since this proposal needs only receive the plurality of affirmative votes from the holders represented and entitled to vote at the meeting, an abstention or a broker/nominee non-vote on this proposal will have no effect on its outcome.
VHC has indicated its intention to have its shares of our common stock represented at the meeting and to vote such shares FOR the approval of an annual Say-on-Pay proposal.  If VHC attends the meeting in person or by proxy and votes as indicated, the meeting will have a quorum present and the stockholders will, on a nonbinding advisory basis, approve an annual Say-on-Pay.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF "1 YEAR" (AS OPPOSED TO TWO YEARS OR THREE YEARS) AS THE PREFERRED FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED A NONBINDING ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.
OTHER MATTERS
The board of directors knows of no other business that will be presented for consideration at the annual meeting.  If any other matters properly come before the meeting, the persons designated as agents in the enclosed proxy card will vote on such matters in their discretion.

2016 ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is included as part of the annual report furnished to our stockholders with this proxy statement and may also be accessed on our website at www.valhi.net.
STOCKHOLDERS SHARING THE SAME ADDRESS
Stockholders who share an address and hold shares through a brokerage firm or other nominee may receive only one copy of the notice of internet availability of proxy materials.  This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.  A number of brokerage firms have instituted householding.  You should notify your brokerage firm or other nominee if:
•	you no longer wish to participate in householding and would prefer to receive a separate notice of internet availability of proxy materials; or
•	you receive multiple copies of the notice of internet availability of proxy materials at your address and would like to request householding of our communications.
REQUEST COPIES OF THE 2016 ANNUAL REPORT AND THIS PROXY STATEMENT
To obtain copies of our 2016 Annual Report to Stockholders or this proxy statement without charge, please mail your request to the attention of A. Andrew R. Louis, corporate secretary, at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.
Valhi, Inc.

Dallas, Texas
April 6, 2017

Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240‑2697

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on May 25, 2017.

The proxy statement and annual report to stockholders (including Valhi's Annual Report on Form 10-K for the fiscal year ended December 31, 2016) are available at www.valhi.info/investor.

Dear Stockholder:

Valhi, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares.  You can vote your shares electronically through the internet or by telephone.  This eliminates the need to return this proxy card.

Your electronic or telephonic vote authorizes the agents named on this proxy card to vote in the same manner as if you marked, signed, dated and returned this proxy card.  If you vote your shares electronically or telephonically, do not mail back this proxy card.

Your vote is important.  Thank you for voting.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Valhi, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALHI, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2017
The undersigned hereby appoints Gregory M. Swalwell, Andrew B. Nace and A. Andrew R. Louis, and each of them, proxy for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2017 Annual Meeting of Stockholders (the "Meeting") of Valhi, Inc., a Delaware corporation ("Valhi"), to be held at Valhi's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas  75240-2697 on Thursday, May 25, 2017, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.01 per share, of Valhi standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.

THIS PROXY AUTHORIZATION MAY BE REVOKED AS SET FORTH IN THE PROXY STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The agents named on this proxy card, if this card is properly executed, will vote in the manner directed on this card.  If this card is properly executed but no direction is given with respect to the election of one or more nominees named on the reverse side of this card or proposal 2 or 3, the agents will vote "FOR" each such nominee for election as a director and "FOR" proposal 2 and "1 YR" for proposal 3.  To the extent allowed by applicable law, the agents will vote in their discretion on any other matter that may properly come before the Meeting and any adjournment or postponement thereof.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
SEE REVERSE SIDE.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy card, you may choose one of the voting methods outlined below to instruct how the agents named on this proxy card should vote your shares.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxy instructions submitted by the Internet or telephone must be received by 12:01 a.m., Central Time, on May 25, 2017.

Vote by Internet •Go to www.investorvote.com/VHI •Or scan the QR code with your smartphone •Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone.
•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2 and 1 YR for Proposal 3.

1.	Director Nominees:
		For	Withhold			For	Withhold		For	Withhold
	01 – Thomas E. Barry	☐	☐	02 – Loretta J. Feehan		☐	☐	03 – Elisabeth C. Fisher	☐	☐
	04 – Robert D. Graham	☐	☐	05 – W. Hayden McIlroy		☐	☐	06 – Mary A. Tidlund	☐	☐

				For	Against	Abstain		1-Yr	2-Yrs	3-Yrs	Abstain
2.	Nonbinding advisory vote approving executive compensation			☐	☐	☐ 3.	Nonbinding advisory vote on the preferred frequency of executive compensation votes	☐	☐	☐ ☐

4.						In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

B  Non-Voting Items
Change of Address - Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted.  — Date and Sign Below
NOTE:  Please sign exactly as the name that appears on this card.  Joint owners should each sign.  When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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